Exhibit 10.33

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 27, 2020, by and among Timber Pharmaceuticals LLC, a Delaware limited liability company, with headquarters located at 50 Tice Boulevard, Suite A26, Woodcliff Lake, NJ 07677 (“Timber”), BioPharmX Corporation, a Delaware corporation, with headquarters located at 900 E. Hamilton Ave., Suite 100, Campbell, California 95008 (“BioPharmX”), and the investors listed on the Schedule of Buyers attached hereto (each, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A.            Timber, BioPharmX and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.            Each Buyer wishes to purchase, and Timber wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of units of Timber, each having the rights and obligations specified with respect to Common Units in the Timber LLCA (as defined below) (the “Timber Common Units”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate amount of Timber Common Units for all Buyers together (the “Buyers’ Allocation Number”) shall equal a number of units, to be determined on the Closing Date, that is exchangeable on the terms described in the Merger Agreement (as defined below) for an aggregate of 20.0% of the estimated Parent Fully Diluted Number (as defined below), assuming solely for this purpose that all of the Exchange Shares (as defined below) estimated to be issued in exchange for Additional Common Units (as defined below) were not then outstanding, and shall collectively be referred to herein as the “Initial Common Units”), and (ii) up to that aggregate number of Timber Common Units set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall equal the Buyers’ Allocation Number) (the “Additional Common Units” and together with the Initial Common Units, the “Common Units”), which shall be issued in escrow to The Bank of New York Mellon acting as escrow agent (the “Escrow Agent”) in accordance with those certain escrow agreements by and among each Buyer, on the one hand, and Timber, BioPharmX and the Escrow Agent on the other hand, in the form attached hereto as Exhibit A (collectively, the “Securities Escrow Agreement”) and which shall be delivered from time to time to the Buyers pursuant to the terms and conditions set forth in this Agreement.

C.            In addition, BioPharmX hereby agrees to issue to each Buyer, following completion of the Merger (as defined below) upon the terms and conditions stated in this Agreement (i) warrants, in the form attached hereto as Exhibit B-1 (the “Series A Warrants”), representing the right to acquire an initial amount of shares of BioPharmX’s common stock, par value $0.001 per share (the “BioPharmX Common Stock”) equal to seventy-five (75%) percent of the quotient determined by dividing the Purchase Price (as defined below) paid by such Buyer on the Closing Date (as defined below), by the Final Per Share Price (as defined below) (such shares of BioPharmX Common Stock issuable upon exercise of the Series A Warrants, collectively, the “Series A Warrant Shares”), and (ii) warrants, in the form attached hereto as Exhibit B-2 (the “Series B

Warrants” and, together with the Series A Warrants, the “Warrants”), representing the right to acquire that number of shares BioPharmX Common Stock in accordance with its terms and conditions (such shares of BioPharmX Common Stock issuable upon exercise of the Series B Warrants, collectively, the “Series B Warrant Shares” and, together with the Series A Warrant Shares, the “Warrant Shares”).

D.                                    Contemporaneously with the execution and delivery of this Agreement, the Buyers and BioPharmX are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which BioPharmX has agreed to provide, following the closing of the Merger, certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E.                                     The Common Units (and, as applicable, the Exchange Shares issued in exchange therefor), the Warrants and the Warrant Shares collectively are referred to herein as the “Securities.”

F.                                      The “Parent Fully Diluted Number” is equal to the “fully-diluted” post-Merger outstanding shares of BioPharmX Common Stock, which figure does not include any outstanding options or warrants of BioPharmX that are out-of-the-money at the Closing (as defined below).

NOW, THEREFORE, Timber, BioPharmX and each Buyer hereby agree as follows:

1.                                      PURCHASE AND SALE OF COMMON UNITS AND WARRANTS.

(a)         Purchase of Initial Common Units. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, (x) Timber shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from Timber on the Closing Date (as defined below), the number of Initial Common Units as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (y) Timber shall issue in escrow in the name of the Escrow Agent a number of shares of Timber Common Units equal to the Buyers’ Allocation Number (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) issuable as Additional Common Units, in accordance with the terms hereof and the Securities Escrow Agreement (the “Closing”).

(b)         Closing.  The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on a date mutually agreed to by Timber, BioPharmX and each Buyer after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 7 and 8 below, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.  The Closing may also be undertaken remotely by electronic transfer of Closing documentation.

(c)          Issuance of Warrants and Delivery of Additional Common Units.

(i)                                     Obligation to Issue Warrants.  On the Warrant Closing Date (as defined below), and for no additional consideration, BioPharmX shall issue to each Buyer (x)

Series A Warrants to acquire an initial amount of shares of BioPharmX Common Stock equal to seventy-five (75%) percent of the quotient determined by dividing the Purchase Price paid by such Buyer on the Closing Date, by the Final Per Share Price and (y) Series B Warrants to acquire Series B Warrant Shares in accordance with its terms and conditions (the “Warrant Closing”).

(ii)                                  Obligation to Deliver Additional Common Units.  Promptly but in any event by no later than (x) the Warrant Closing Date and/or (y) if Section 1(c)(iv) prevents the delivery on the Warrant Closing Date of all or any portion of the Exchange Shares (as defined in Section 5(d)) issued in exchange of Additional Common Units to a Buyer, the second (2nd) Trading Day immediately after the delivery to BioPharmX of a notice by such Buyer in the form attached hereto as Exhibit D setting forth such Buyer’s election to receive all or any portion of the Exchange Shares issued in exchange of the Additional Common Units such Buyer is entitled to pursuant to this Section 1(c)(ii) and the delivery of which is no longer prevented by Section 1(c)(iv) (a “Capacity Notice”) (the Warrant Closing Date and each second (2nd) Trading Day immediately following the delivery to BioPharmX of a Capacity Notice, an “Additional Exchange Shares Delivery Date”), subject to Section 1(c)(iv), BioPharmX shall, in each case, without any additional consideration, cause the Escrow Agent to transfer from the escrow account governed by the Securities Escrow Agreement and deliver by crediting to such Buyer’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit / Withdrawal At Custodian system, the Additional Common Units (once exchanged for the Exchange Shares as set forth herein) (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof and including any securities, cash, rights or other property distributed with respect to such Additional Common Units or in exchange for such Additional Common Units), which such Exchange Shares issued in exchange of Additional Common Units shall be equal to the lesser of (A) the number of Exchange Shares issued in exchange for the Additional Common Units deposited in such Buyer’s escrow account (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof) and (B) the number (if positive) obtained by subtracting (I) the number of Exchange Shares issued in exchange for the Initial Common Units purchased by such Buyer on the Closing Date (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof), from (II) the quotient determined by dividing (x) the aggregate Purchase Price paid by such Buyer on the Closing Date, by (y) the greater of (a) the Reset Floor Price (as defined in the Warrants) and (b) eighty-five percent (85%) of the sum of the three (3) lowest Weighted Average Prices (as defined in the Warrants) of the BioPharmX Common Stock during the period beginning on the first (1st) Trading Day immediately following the Closing Date and ending on the Warrant Closing Date, inclusive (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events during such period), divided by three (3) (such price, the “Final Per Share Price”).  On the Warrant Closing Date, each Investor Representative (as defined in the applicable Securities Escrow Agreement), Timber and BioPharmX shall instruct the Escrow Agent to release to BioPharmX from the applicable escrow account governed by the Securities Escrow Agreement any Exchange Shares issued in exchange for Additional Common Units to the extent that the

Buyer(s) affiliated with such Investor Representative is not entitled to receive such Exchange Shares pursuant to this Section 1(c)(ii) without giving effect to the limitations under Section 1(c)(iv).

(iii)             Mechanics of Delivery.

(1)         General.  BioPharmX shall be responsible for all fees and expenses of its transfer agent (the “Transfer Agent”) and all fees and expenses with respect to the delivery of Exchange Shares issued in exchange of Additional Common Units and transfer of such shares to each Buyer’s or its designee’s balance account with DTC, if any, including, without limitation, for same day processing.  BioPharmX’s obligations to cause the Transfer Agent to deliver and transfer Exchange Shares issued in exchange of Additional Common Units to the Buyers in accordance with the terms and subject to the conditions hereof and the Securities Escrow Agreement are absolute and unconditional, irrespective of any action or inaction by such Buyer to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination. Notwithstanding anything to the contrary contained herein, in no event will BioPharmX have any responsibility under Section 1(c) until after the completion of the Merger and any Exchange Shares issued in exchange of Additional Common Units be delivered with any restrictive legends or any restrictions or limitations on resale by the Buyers. If BioPharmX and/or the Transfer Agent requires any legal opinions with respect to the delivery of any Exchange Shares issued in exchange of Additional Common Units without restrictive legends or the removal of any such restrictive legends, BioPharmX agrees to cause at its expense its legal counsel to issue any such legal opinions. BioPharmX hereby acknowledges and agrees that the holding period of any Exchange Shares issued in exchange of Additional Common Units delivered hereunder for purposes of Rule 144 shall be deemed to have commenced on the Closing Date.  For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(2)         BioPharmX’s Failure to Timely Deliver Securities.  If BioPharmX shall fail for any reason or for no reason to credit such Buyer’s or its designee’s balance account with DTC on the applicable Additional Exchange Shares Delivery Date for such number of Exchange Shares issued in exchange of shares of BioPharmX Common Stock to which such Buyer is entitled under Section 1(c)(ii) (a “Delivery Failure”), then, in addition to all other remedies available to such Buyer, BioPharmX shall pay in cash to such Buyer on each day after such Additional Exchange Shares Delivery Date that BioPharmX shall fail to credit such Buyer’s or its designee’s balance account with DTC for the number of shares of BioPharmX Common Stock to which such Buyer is entitled pursuant to BioPharmX’s obligation pursuant to clause (ii) below, an amount equal to 1.5 % of the product of (A) the number of Exchange Shares not issued to such Buyer on or prior to the applicable Additional Exchange Shares Delivery Date and to which the Buyer is entitled, and (B) any trading price of the BioPharmX Common Stock selected by the Buyer in writing as in effect at any time during the period beginning on the applicable Additional Exchange Shares Delivery Date and ending on the date BioPharmX makes the applicable cash payment, and if on or after such Trading Day such Buyer (or any Person in respect of, or on behalf, of such Buyer) purchases (in an open market transaction or otherwise) shares of BioPharmX Common Stock related to the applicable Delivery Failure, then, in addition to all other remedies available to such Buyer, Timber shall, within two (2) Trading Days after such Buyer’s request and in such Buyer’s discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of BioPharmX Common Stock so purchased (the “Buy-In Price”), at which point BioPharmX’s obligation to credit such Buyer’s or its designee’s balance account with DTC for such shares of BioPharmX Common Stock shall terminate, or (ii) promptly honor its obligation to credit such Buyer’s or its designee’s balance account with DTC and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of BioPharmX Common Stock, multiplied by (B) any trading price of the BioPharmX Common Stock selected by such Buyer in writing as in effect at any time during the period beginning on the applicable Additional Exchange Shares Delivery Date and ending on the date of such delivery and payment under this Section 1(c)(iii)(2).  Nothing shall limit any Buyer’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to BioPharmX’s failure to timely electronically deliver shares of BioPharmX Common Stock as required pursuant to the terms hereof.  Notwithstanding the foregoing, BioPharmX shall have no obligations under Section 1(c) until after the closing of the Merger.

(3)         Charges, Taxes and Expenses.  Issuance of the Additional Common Units to the Escrow Agent and subsequent delivery of the Exchange Shares issued in exchange thereof to the Buyers shall be made without charge to the Buyers for any issue or transfer tax or other incidental expense in respect of such issuance and transfer, all of which taxes (other than the Buyers’ income taxes) and expenses shall be paid by BioPharmX, and the Exchange Shares issued in exchange of such Additional Common Units shall be delivered in the name of the respective Buyer or in such name or names as may be directed by the respective Buyer.

(4)         Closing of Books.  Neither Timber nor BioPharmX will close its stockholder books or records in any manner which prevents the timely exercise of such Buyer’s rights with respect to the Exchange Shares issued in exchange of the Additional Common Units.

(iv)           Blocker. Notwithstanding anything to the contrary contained herein, BioPharmX shall not deliver Exchange Shares issued in exchange of Additional Common Units, and no Buyer shall have the right to receive Exchange Shares issued in exchange of Additional Common Units, and any such delivery shall be null and void and treated as if never made, to the extent that after giving effect to such delivery, such Buyer together with its other Attribution Parties (as defined in the Warrants) would beneficially own in excess of such percentage corresponding to the checked box on such Buyer’s signature page attached hereto (the “Maximum Percentage”) of the number of shares of BioPharmX Common Stock outstanding immediately after giving effect to such delivery.  For purposes of the foregoing sentence, the aggregate number of shares of BioPharmX Common Stock beneficially owned by such Buyer and the other

Attribution Parties shall include the number of shares of BioPharmX Common Stock held by such Buyer and all other Attribution Parties plus the number of Exchange Shares issued in exchange of Additional Common Units delivered to such Buyer pursuant to Section 1(c) hereof with respect to which the determination of such sentence is being made, but shall exclude the number of shares of BioPharmX Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of the Warrants beneficially owned by such Buyer or any of the other Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of BioPharmX beneficially owned by such Buyer or any of the other Attribution Parties (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  For purposes of this Section 1(c)(iv), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  For purposes of determining the number of outstanding shares of BioPharmX Common Stock that the Buyers may receive without exceeding the Maximum Percentage, the Buyers may rely on the number of outstanding shares of BioPharmX Common Stock as reflected in (1) BioPharmX’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by BioPharmX or (3) any other written notice by BioPharmX or the Transfer Agent setting forth the number of shares of BioPharmX Common Stock outstanding (the “Reported Outstanding Share Number”).  If BioPharmX receives a Capacity Notice from such Buyer at a time when the actual number of outstanding shares of BioPharmX Common Stock is less than the Reported Outstanding Share Number, BioPharmX shall promptly notify the Buyers in writing of the number of shares of BioPharmX Common Stock then outstanding and, to the extent that such Capacity Notice would otherwise cause a Buyer’s beneficial ownership, as determined pursuant to this Section 1(c)(iv), to exceed the Maximum Percentage, such Buyer must notify BioPharmX of a reduced number of Exchange Shares issued in exchange of Additional Common Units to be delivered pursuant to such Capacity Notice.  For any reason at any time, upon the written or oral request of a Buyer, BioPharmX shall within one (1) Business Day confirm in writing or by electronic mail to such Buyer the number of shares of BioPharmX Common Stock then outstanding.  In any case, the number of outstanding shares of BioPharmX Common Stock shall be determined after giving effect to the conversion or exercise of securities of BioPharmX, including the Warrants held by each Buyer and the other Attribution Parties since the date as of which the Reported Outstanding Share Number was reported.  In the event that the delivery of Exchange Shares issued in exchange of Additional Common Units to such Buyer results in such Buyer and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of BioPharmX Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so delivered by which such Buyer’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Buyer shall not have the power to vote or to transfer the Excess Shares. If a Buyer’s right to receive Exchange Shares issued in exchange of Additional Common Units is limited, in whole or in part, by this Section 1(c)(iv), all such Exchange Shares issued in exchange of Additional Common Units that are so limited shall be held in abeyance for the benefit of such Buyer by the Escrow Agent until the earlier to occur of the fifth (5th) anniversary of the Closing Date and such time as such Buyer notifies BioPharmX that its right thereto would not result in such Buyer exceeding the Maximum Percentage and BioPharmX shall promptly but in any event within two (2) Trading Days after the delivery of such Capacity Notice deliver to such Buyer the Exchange Shares issued in exchange of such Additional Common Units. Upon delivery of a written notice to BioPharmX, each Buyer may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to BioPharmX and (ii) any such increase or decrease will apply only to such Buyer and the other Attribution Parties and not to any of the other Buyers that is not an Attribution Party of such Buyer.  For purposes of clarity, the Exchange Shares issued in exchange of the Additional Common Units deliverable pursuant to the terms hereof in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Buyer for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(c)(iv) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(c)(iv) or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitation contained in this paragraph may not be waived and shall apply to a successor of such Buyer.  As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)         Warrant Closing.  The time of the Warrant Closing shall be 10:00 a.m., New York City time on the later of (x) the tenth (10th) Trading Day immediately following the Closing Date and (y) the second (2nd) Trading Day immediately following the completion of the Merger (the “Warrant Closing Date”), at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.  The Warrant Closing may also be undertaken remotely by electronic transfer of Warrant Closing documentation.

(e)          Purchase Price.  The purchase price for the Common Units and the related Warrants to be purchased by each Buyer pursuant to this Agreement shall be $25,000,000, with each Buyer’s individual contribution amount set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers (the “Purchase Price”). If a Buyer, or an affiliate of such Buyer, is also party to that certain Securities Purchase Agreement, dated January 28, 2020, by and between Timber and the buyers thereto (the “Bridge Securities Purchase Agreement”), at such Buyer’s election and upon surrender of such Buyer’s, or such Buyer’s affiliate’s, Note (as defined below), the Purchase Price may be offset by an amount equal to the Outstanding Amount (as defined in the Note) due and payable by Timber to such Buyer, or such Buyer’s affiliate, on the Closing Date under a senior secured note (the “Note”) issued by Timber pursuant to the Bridge Securities Purchase Agreement.  Timber and each Buyer that is, or has an affiliate that is, a party to the Bridge Securities Purchase Agreement, acknowledges and agrees that, effective immediately upon the Closing and the issuance of Initial Common Units hereunder, and immediately prior to the consummation of the Merger, pursuant to Section 1 of the Notes, the Note, if any, issued to such Buyer or such Buyer’s affiliates shall be deemed to have been repaid concurrently with the Closing, shall have no further force and effect and shall be deemed to be cancelled.

(f)           Form of Payment.  On the Closing Date, (i) each Buyer shall pay its respective Purchase Price (less, in the case of [   ] (the “Lead Investor”), any amounts withheld pursuant to Section 5(h) and less, in the case of any electing Buyer as described in Section 1(e), any Outstanding Amount pursuant to such Buyer’s, or such Buyer’s affiliate’s, Note surrendered to Timber pursuant to Section 1(e)), to Timber for the Common Units and the Warrants to be issued and sold to such Buyer pursuant to this Agreement by wire transfer of immediately available funds in accordance with Timber’s written wire instructions and (ii) Timber shall deliver to each Buyer the number of Initial Common Units such Buyer is purchasing as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers. On the Warrant Closing Date, BioPharmX shall deliver to each Buyer (x) a Series A Warrant pursuant to which such Buyer shall have the right to acquire an initial amount of shares of BioPharmX Common Stock equal to seventy-five (75%) percent of the quotient determined by dividing the Purchase Price paid by such Buyer on the Closing Date, by the Final Per Share Price, and (y) a Series B Warrant pursuant to which such Buyer shall have the right to acquire Series B Warrant Shares in accordance with its terms and conditions, in each case duly executed on behalf of BioPharmX and registered in the name of such Buyer or its designee.

2.                                      BUYER’S REPRESENTATIONS AND WARRANTIES.  Each Buyer, severally and not jointly, represents and warrants with respect to only itself to each of Timber and BioPharmX that, as of the date hereof and as of the Closing Date:

(a)                                 No Public Sale or Distribution.  Such Buyer is (i) acquiring the Common Units and the Warrants and (ii) upon exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b)                                 Accredited Investor Status; No Disqualification Events.  Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. To the extent such Buyer is a beneficial owner of 10% or more of BioPharmX Common Stock as of the date hereof or as of the Closing Date, none of (i) such Buyer, (ii) any of such Buyer’s directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, or (iii) any beneficial owner of Timber’s or BioPharmX’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Buyer is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to Timber and BioPharmX.

(c)                                  Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Timber and BioPharmX are relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d)                                 Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Timber and BioPharmX and materials relating to the offer and sale of the Securities that have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of Timber and BioPharmX.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on Timber’s and BioPharmX’s representations and warranties contained herein.  Such Buyer understands that its investment in the Securities involves a high degree of risk.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Buyer acknowledges and agrees that neither Chardan Capital Markets, LLC (the “Placement Agent”) nor any Affiliate (as defined in Rule 144) of the Placement Agent has provided such Buyer with any information or advice with respect to the Securities nor is such information or advice necessary or desired.  Neither the Placement Agent nor any Affiliate has made or makes any representation as to Timber and BioPharmX or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to Timber and BioPharmX which such Buyer agrees need not be provided to it.  In connection with the issuance of the Securities to such Buyer, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Buyer.

(e)                                  No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)                                   Transfer or Resale.  Such Buyer understands that except as provided in the Registration Rights Agreement:  (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) subject to Section 1(c)(iii)(1), such Buyer shall have delivered to BioPharmX an opinion of counsel, in a form reasonably satisfactory to BioPharmX, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides BioPharmX with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither BioPharmX nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; provided, however, that the Common Units will be exchanged on the Closing Date, or pursuant to Section 5(d) will be exchangeable, for shares of BioPharmX Common Stock registered under the 1933 Act pursuant to the registration statement on Form S-4 filed by BioPharmX (File No. 333-236526) (as amended from time to time, the “Form S-4”).  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide BioPharmX with any notice thereof or otherwise make any delivery to BioPharmX pursuant to this Agreement or any other Transaction Document (as defined in Section 4(b)), including, without limitation, this Section 2(f).

(g)                                  Legends. Such Buyer understands that the certificates or other instruments representing the Common Units and the Warrants and, until such time as the resale or exchange of the Common Units and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or the Form S-4, as applicable, the stock certificates representing the Securities, except as set forth below, shall bear a restrictive legend in the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and BioPharmX shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are registered for resale under the 1933 Act or exchanged for other securities in a transaction registered under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, except as provided in Section 1(c)(iii)(1), such holder provides BioPharmX with an opinion of counsel, in a form reasonably satisfactory to BioPharmX, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144.  BioPharmX shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.  If BioPharmX shall fail for any reason or for no reason to issue to the holder of the Securities within two (2) Trading Days after the occurrence of any of (i) through (iii) above (the initial date of such occurrence, the “Legend Removal Date” and such failure, a “Legend Removal Failure”), a certificate without such legend to such holder or to issue such Securities to such holder by electronic delivery at the applicable balance account at DTC, then, in addition to all other remedies available to such holder, BioPharmX shall pay in cash to such holder on each day after the second (2nd) Trading Day after the Legend Removal Date and during such Legend Removal Failure an amount equal to 2.0% of the product of (i) the number of shares represented by such certificate, and (ii) any trading price of the BioPharmX Common Stock selected by the holder in writing as in effect at any time during the period beginning on the applicable Legend Removal Date and ending on the date BioPharmX makes the applicable cash payment, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) BioPharmX Common Stock relating to the applicable Legend Removal Failure, then BioPharmX shall, within two (2) Trading Days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the BioPharmX Common Stock so purchased (the “Legend Buy-In Price”), at which point the obligation of BioPharmX to deliver such unlegended Securities shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended Securities as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Legend Buy-In Price over the product of (A) such number of shares of BioPharmX Common Stock, times (B) any trading price of the BioPharmX Common Stock selected by the holder in writing as in effect at any time during the period beginning on the applicable Legend Removal Date and ending on the date BioPharmX makes the applicable cash payment.  BioPharmX shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

(h)                                 Validity; Enforcement. This Agreement and the other Transaction Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)                                     No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

3.                                      REPRESENTATIONS AND WARRANTIES OF TIMBER.

Timber represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a)                                 Organization and Qualification.  Each of Timber and its “Timber Subsidiaries” (which for purposes of this Agreement means any entity in which Timber, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted.  Each of Timber and each of the Timber Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Timber Material Adverse Effect.  As used in this Agreement, “Timber Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of Timber and the Timber Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other Timber Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of Timber to perform any of its obligations under any of the Timber Transaction Documents (as defined below).  Timber has no Timber Subsidiaries except as set forth in Schedule 3(a).  The outstanding shares of capital stock of each of the Timber Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Timber or another Timber Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Timber Subsidiaries are outstanding.

(b)                                 Authorization; Enforcement; Validity.  Timber has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Securities Escrow Agreement, the Leak-Out Agreements (as defined in Section 8(xx)) and each of the other agreements entered into by Timber in connection with the transactions contemplated by this Agreement (collectively, the “Timber Transaction Documents”) and to issue the Common Units in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and the other Timber Transaction Documents by Timber and the consummation by Timber of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Units, have been duly authorized by Timber’s board of managers (the “Board of Managers”) and (other than the filing of a Form D with the SEC and any other filings as may be required by any state securities agencies), no further filing, consent or authorization is required by Timber, its Board of Managers or its members.  This Agreement and the other Timber Transaction Documents have been duly executed and delivered by Timber, and constitute the legal, valid and binding obligations of Timber, enforceable against Timber in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)                                  Issuance of Common Units.  The issuance of the Common Units is duly authorized and, upon issuance in accordance with the terms of the Timber Transaction Documents, the Common Units shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof and the Common Units shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Timber Common Units.  Assuming the accuracy of each of the representations and warranties set forth in Section 3 of this Agreement, the offer and issuance by Timber of the Common Units is exempt from registration under the 1933 Act.

(d)                                 No Conflicts. Except as disclosed in Schedule 3(d), the execution, delivery and performance of the Timber Transaction Documents by Timber and any of the Timber Subsidiaries and the consummation by Timber of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Units) will not (i) result in a violation of the Timber Certificate of Formation (as defined below) or Timber LLCA (as defined below) or other organizational documents of Timber or any of the Timber Subsidiaries, any capital stock of Timber or any of the Timber Subsidiaries or the articles of association or bylaws of Timber or any of the Timber Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Timber or any of the Timber Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws, rules and regulations) applicable to Timber or any of the Timber Subsidiaries or by which any property or asset of Timber or any of the Timber Subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii) above, as would not have or reasonably be expected to result in a Timber Material Adverse Effect.

(e)                                  Consents. Except as disclosed in Schedule 3(e), Timber is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing of a Form D with the SEC and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Timber Transaction Documents, in each case, in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which Timber is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of filings detailed above, will be made timely after the Closing Date).

(f)                                   Acknowledgment Regarding Buyer’s Purchase of Securities. Timber acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Timber Transaction Documents and the transactions contemplated hereby and thereby and that, prior to the purchase of Securities hereunder, no Buyer is (i) an officer or director of Timber or any of the Timber Subsidiaries, (ii) an “affiliate” of Timber or any of the Timber Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of Timber, a “beneficial owner” of more than 10% of the Timber Common Units (as defined for purposes of Rule 13d-3 of the 1934 Act).  Timber further acknowledges that no Buyer is acting as a financial advisor or fiduciary of Timber or any of the Timber Subsidiaries (or in any similar capacity) with respect to the Timber Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Timber Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities.  Timber further represents to each Buyer that Timber’s decision to enter into the Timber Transaction Documents has been based solely on the independent evaluation by Timber and its representatives.

(g)                                  No General Solicitation; Placement Agent’s Fees.  Neither Timber, nor any of the Timber Subsidiaries or their affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  Timber shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to the Placement Agent in connection with the sale of the Securities.  Timber shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.  Timber acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities.  Other than the Placement Agent, neither Timber nor any of the Timber Subsidiaries has not engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h)                                 No Integrated Offering.  None of Timber, the Timber Subsidiaries, their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of the members of Timber for purposes of the 1933 Act or any applicable member approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of BioPharmX are listed or designated for quotation.  None of Timber, the Timber Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable member approval provisions.

(i)                                     Application of Takeover Protections; Rights Agreement.  Timber and its Board of Managers have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested member, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Timber Certificate of Formation, Timber LLCA or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, Timber’s issuance of the Common Units and any Buyer’s ownership of the Securities.  Timber and its Board of Managers have taken all necessary action, if any, in order to render inapplicable any member rights plan or similar arrangement relating to accumulations of beneficial ownership of Timber Common Units or a change in control of Timber or any of the Timber Subsidiaries.

(j)                                    S-4; Financial Statements.  As of the dates of the filing of the Form S-4, including any amendments thereto, the sections of the Form S-4 titled “Risk Factors — Risks Related to Timber’s Business, Financial Position and Capital Requirements,” “Timber Business,” “Timber Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Related Party Transactions of Directors and Executive Officers of Timber” and “Principal Securityholders of Timber,” at the time the Form S-4 or such amendment thereto was filed with the SEC, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of each filing date of the Form S-4 or any amendment thereto, the financial statements of Timber included in the Form S-4 complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Timber and the Timber Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).  No other information provided by or on behalf of Timber to any of the Buyers which is not included in the Form S-4 (including, without limitation, information referred to in Section 2(d) of this Agreement or in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(k)                                 Absence of Certain Changes.  Except as disclosed in Schedule 3(k)(i), since December 31, 2019, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations, condition (financial or otherwise), results of operations or prospects of Timber or the Timber Subsidiaries. Except as disclosed in Schedule 3(k)(ii), since December 31, 2019, neither Timber nor any of the Timber Subsidiaries have (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000.  Neither Timber nor any of the Timber Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does Timber or any of the Timber Subsidiaries have any knowledge or reason to believe that any of its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  Timber and the Timber Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and, after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Agreement, “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such

Person’s total Indebtedness (as defined below), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(l)                                     No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to Timber, the Timber Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by Timber under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by Timber of Timber Common Units and which has not been publicly announced.

(m)                             Conduct of Business; Regulatory Permits.  Neither Timber nor any of the Timber Subsidiaries is in violation of any term of or in default under the Timber Certificate of Formation, the Timber LLCA, any certificate of designations, preferences or rights of any outstanding series of preferred units of Timber or any of the Timber Subsidiaries, or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively.  Neither Timber nor any of the Timber Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to Timber or any of the Timber Subsidiaries, and neither Timber nor any of the Timber Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Timber Material Adverse Effect.  Timber and the Timber Subsidiaries possess all certificates, authorizations and permits issued by the appropriate foreign, federal or state regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Timber Material Adverse Effect, and neither Timber nor any such Timber Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.  Without limiting the generality of the foregoing, except as set forth in Schedule 3(m), Timber has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the BioPharmX Common Stock by the NYSE American Market (the “Principal Market”) in the foreseeable future.

(n)                                 Foreign Corrupt Practices.  Neither Timber nor any of the Timber Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of Timber or any of the Timber Subsidiaries has, in the course of its actions for, or on behalf of, Timber or any of the Timber Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(o)                                 Tax Election.  The Board of Managers of Timber will elect for Timber to be taxed as a corporation for U.S. federal income tax purposes pursuant to Treas. Reg. Section 301.7701-3 (the “Corporate Tax Election”) on or prior to the closing date of the merger (the “Merger”) contained in that certain Agreement and Plan of Merger and Reorganization, dated as of January 28, 2020, among BioPharmX, BITI Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of BioPharmX and Timber (the “Merger Agreement”).

(p)                           Transactions With Affiliates. Except as set forth in Schedule 3(p), none of the officers, directors or employees of Timber or any of the Timber Subsidiaries is presently a party to any transaction with Timber or any of the Timber Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Timber or any of the Timber Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee or partner.

(q)                                 Equity Capitalization.  Timber has 10,107 Timber Common Units which are issued and outstanding, (ii) value appreciation rights denoted in (and payable in) 584 Timber Common Units issued and outstanding and (iii) 1,661,559 preferred units issued and outstanding.  No Timber Common Units are held in treasury.  All of such outstanding units are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. (i) Except as disclosed in Schedule 3(q)(i), hereto, none of Timber’s or any Timber Subsidiary’s capital equity is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Timber or any Timber Subsidiary’s; (ii) except as disclosed in Schedule 3(q)(ii), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital equity of Timber or any of the Timber Subsidiaries, or contracts, commitments, understandings or arrangements by which Timber is or may become bound to issue additional capital stock of Timber or any of the Timber Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital equity of Timber or any of the Timber Subsidiaries; (iii) except as disclosed in Schedule 3(q)(iii), there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of Timber or any of the Timber Subsidiaries or by which Timber or any of the Timber Subsidiaries is or may become bound; (iv) except as disclosed in Schedule 3(q)(iv), there are no financing statements securing obligations in any amounts filed in connection with Timber or any of the Timber Subsidiaries; (v), except as disclosed in Schedule 3(q)(v), there are no agreements or arrangements under which Timber or any of the Timber Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) except as disclosed in Schedule 3(q)(vi), there are no outstanding securities or instruments of Timber or any of the Timber Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Timber or any of the Timber Subsidiaries is or may become bound to redeem a security of Timber or any of the Timber Subsidiaries; (vii) except as disclosed in Schedule 3(q)(vii), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) except as disclosed in Schedule 3(q)(viii), neither Timber nor any of its Timber Subsidiaries has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) except as disclosed in Schedule 3(q)(ix), Timber or any of the Timber Subsidiaries have no liabilities or obligations, other than those incurred in the ordinary course of Timber’s or any of the Timber Subsidiary’s respective businesses and which, individually or in the aggregate, do not or could not have a Timber Material Adverse Effect.  True, correct and complete copies of Timber’s certificate of formation, as in effect on the date hereof (the “Timber Certificate of Formation”), and Timber’s limited liability company agreement, as amended and as in effect on the date hereof (the “Timber LLCA”), and the terms of all securities convertible into, or exercisable or exchangeable for, Timber Common Units and the material rights of the holders thereof in respect thereto shall be provided to the Buyers on the Closing Date.

(r)                                    Indebtedness and Other Contracts. Neither Timber nor any of the Timber Subsidiaries, (i) except as disclosed in Schedule 3(r)(i), has any outstanding Indebtedness (as defined below), (ii) except as disclosed in Schedule 3(r)(ii), is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Timber Material Adverse Effect, (iii) except as disclosed in Schedule 3(r)(iii), is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Timber Material Adverse Effect, or (iv) except as disclosed in Schedule 3(r)(iv), is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of Timber’s officers, has or is expected to have a Timber Material Adverse Effect.  Schedule 3(r) provides a detailed description of the material terms of such outstanding Indebtedness.  For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP, consistently applied during the periods involved) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, capital lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(s)                                   Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Timber, threatened against or affecting Timber or any of the Timber Subsidiaries, the Timber Common Units or any of the Timber Subsidiary’s capital stock or any of Timber’s or any of the Timber Subsidiary’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(s).  The matters set forth in Schedule 3(s) would not reasonably be expected to have a Timber Material Adverse Effect.

(t)                                    Insurance.  Timber and each of the Timber Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Timber believes to be prudent and customary in the businesses in which Timber and the Timber Subsidiaries are engaged.  Neither Timber nor any of the Timber Subsidiaries has been refused any insurance coverage sought or applied for and neither Timber nor any of the Timber Subsidiaries has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Timber Material Adverse Effect.

(u)                                 Employee Relations.  Neither Timber nor any of the Timber Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  Timber and the Timber Subsidiaries believe that their relations with their respective employees are good.  No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of Timber or any of the Timber Subsidiaries has notified Timber or any such Timber Subsidiary that such officer intends to leave Timber or any such Timber Subsidiary or otherwise terminate such officer’s employment with Timber or any such Timber Subsidiary.  No executive officer or other key employee of Timber or any of the Timber Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject Timber or any of the Timber Subsidiaries to any liability with respect to any of the foregoing matters.  Timber and the Timber Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Timber Material Adverse Effect.

(v)                                 Title.  Timber and the Timber Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of Timber and the Timber Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Timber and any of the Timber Subsidiaries.  Any real property and facilities held under lease by Timber and any of the Timber Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Timber and the Timber Subsidiaries.

(w)                               Intellectual Property Rights. Timber and the Timber Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted.  Each of the patents owned by Timber or any of the Timber Subsidiaries is listed on Schedule 3(w)(i).  Except as set forth in Schedule 3(w)(ii), none of Timber’s or any of the Timber’s Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. Timber has no knowledge of any infringement by Timber or the Timber Subsidiaries of Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of Timber or any of the Timber Subsidiaries, being threatened, against Timber or any of the Timber Subsidiaries regarding their Intellectual Property Rights.  Neither Timber nor any of the Timber Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  Timber and the Timber Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(x)                                 Environmental Laws. Timber and the Timber Subsidiaries (A) are in compliance with all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Timber Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y)                                 Subsidiary Rights. Timber or one of the Timber Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of the Timber Subsidiaries as owned by Timber or such Timber Subsidiary.

(z)                                  Tax Status.  Timber and each of the Timber Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Timber know of no basis for any such claim.

(aa)                         Internal Accounting. Timber and each of the Timber Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied during the periods involved and applicable law, and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  Except as set forth in Schedule 3(aa), during the twelve months prior to the date hereof neither Timber nor any of the Timber Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of Timber or any of the Timber Subsidiaries.

(bb)                       Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between Timber and an unconsolidated or other off balance sheet entity that would be reasonably likely to have a Timber Material Adverse Effect.

(cc)                         Investment Company Status.  Neither Timber nor any of the Timber Subsidiaries is, and upon consummation of the sale of the Securities, and for so long as any Buyer holds any Securities, will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(dd)                               Acknowledgement Regarding Buyers’ Trading Activity. Timber acknowledges and agrees that, except as set forth in the Leak-Out Agreements, (i) none of the Buyers has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of Timber or BioPharmX, or “derivative” securities based on securities issued by Timber or BioPharmX or to hold the Securities for any specified term; (ii) any Buyer, and counter-parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Timber Common Units or BioPharmX Common Stock and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  Timber further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing members’ or stockholders’ equity interest in Timber and/or BioPharmX, respectively, both at and after the time the hedging and/or trading activities are being conducted.  Timber acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any of the documents executed in connection herewith.

(ee)                            Manipulation of Price.  Timber has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of Timber or BioPharmX to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of Timber or BioPharmX.

(ff)                          FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by Timber or any of its Timber Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by Timber in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Timber Material Adverse Effect. There is no pending, completed or, to Timber’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against Timber or any of its Timber Subsidiaries, and none of Timber or any of its Timber Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by Timber or any of its Timber Subsidiaries, (iv) enjoins production at any facility of Timber or any of its Timber Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with Timber or any of its Timber Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by Timber or any of its Timber Subsidiaries, and which, either individually or in the aggregate, would have a Timber Material Adverse Effect. The properties, business and operations of Timber have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  Except as set forth on Schedule 3(ff) or as disclosed in the SEC Documents, Timber has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by Timber nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by Timber.

(gg)                         U.S. Real Property Holding Corporation.  Neither Timber nor any of the Timber Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and Timber and each Timber Subsidiary shall so certify upon any Buyer’s request.

(hh)                          Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by Timber, and all laws imposing such taxes will be or will have been complied with.

(ii)                                  Bank Holding Company Act.  Neither Timber nor any of the Timber Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither Timber nor any of the Timber Subsidiaries or their affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither Timber nor any of the Timber Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj)                                Shell Company Status.  Timber is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the 1933 Act.

(kk)                          Compliance with Anti-Money Laundering Laws.  The operations of Timber and the Timber Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), as amended, as well as the implementing rules and regulations promulgated thereunder, and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory body (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Timber or any of the Timber Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Timber, threatened.

(ll)          No Conflicts with Sanctions Laws. Neither Timber nor any of the Timber Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of Timber or any of the Timber Subsidiaries or any of their affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “Specially Designated National” or on the “Sectoral Sanctions Identifications List”, collectively “Blocked Persons”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions Laws”); neither Timber, nor any of the Timber Subsidiaries, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of Timber, any of the Timber Subsidiaries or their affiliates, is located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); Timber maintains in effect and enforces policies and procedures designed to ensure compliance by Timber and the Timber Subsidiaries with applicable Sanctions Laws; neither Timber, nor any of the Timber Subsidiaries, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of Timber or any of the Timber Subsidiaries or their affiliates, acting in any capacity in connection with the operations of Timber or the Timber Subsidiaries, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws; no action of Timber or the Timber Subsidiaries in connection with (i) the execution, delivery and performance of this Agreement and the other Timber Transaction Documents, (ii) the issuance and sale of the Securities, or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Timber Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Timber Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any Timber Subsidiary, joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws. For the past five (5) years, Timber and the Timber Subsidiaries have not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws or with any Sanctioned Country.

(mm)                  Anti-Bribery. Neither Timber nor any of the Timber Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed. Neither Timber, nor any of the Timber Subsidiaries, any of their affiliates, nor any director, officer, agent, employee or other person associated with or acting on behalf of Timber, the Timber Subsidiaries or any of their affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which Timber or the Timber Subsidiaries does or seeks to do business or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which Timber or the Timber Subsidiaries operates its business, including, in each case, the rules and regulations thereunder (the “Anti-Bribery Laws”), (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; Timber and the Timber Subsidiaries have instituted and have maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; none of Timber, nor the Timber Subsidiaries or any of their affiliates will directly or indirectly use the proceeds of the convertible securities or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above; there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by Timber, the Timber Subsidiaries or their affiliates, or any of their respective current or former directors, officers, employees, members, representatives or agents, or other persons acting or purporting to act on their behalf.

(nn)                          No Additional Agreements.  Neither Timber nor any of the Timber Subsidiaries have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Timber Transaction Documents other than as specified in the Timber Transaction Documents.

(oo)                         Disclosure.  Except for discussions specifically regarding the offer and sale of the Securities, Timber confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning Timber, any of any of the Timber Subsidiaries, BioPharmX or any of the BioPharmX Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents.  Timber understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of Timber and BioPharmX.  All disclosure provided to the Buyers regarding Timber or any of the Timber Subsidiaries, their business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of Timber is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  All of the written information furnished after the date hereof by or on behalf of Timber to you pursuant to or in connection with this Agreement and the other Timber Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.  Each press release issued by Timber or any of the Timber Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to Timber or any of the Timber Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by Timber but which has not been so publicly disclosed.  Timber acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(pp)                         Unit Option Plans.  Each unit option granted by Timber was granted (i) in accordance with the terms of the applicable Timber unit plan and (ii) with an exercise price at least equal to the fair market value of the Timber Common Units on the date such unit option would be considered granted under GAAP, consistently applied during the periods involved and applicable law.  No membership interest option granted under Timber’s unit option plan has been backdated.  Timber has not knowingly granted, and there is no and has been no Timber policy or practice to knowingly grant, unit options prior to, or otherwise knowingly coordinate the grant of unit options with, the release or other public announcement of material information regarding Timber or the Timber Subsidiaries or their financial results or prospects.

(qq)                         No Disagreements with Accountants and Lawyers.  There are no material disagreements of any kind presently existing, or reasonably anticipated by Timber to arise, between Timber and the accountants and lawyers formerly or presently employed by Timber and Timber is current with respect to any fees owed to its accountants and lawyers which could affect Timber’s ability to perform any of its obligations under any of the Timber Transaction Documents.

(rr)                                No Disqualification Events.  With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of Timber, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Timber participating in the offering hereunder, any beneficial owner of 20% or more of Timber’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with Timber in any capacity at the time of sale (each, an “Timber Covered Person” and, together, “Timber Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).  Timber has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.  Timber has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(ss)                              Other Covered Persons.  Timber is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(tt)                                Notice of Disqualification Events. Timber will notify the Buyers and the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Timber Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Timber Covered Person.

(uu)                    Dilutive Effect.  Timber understands and acknowledges that the number of Additional Common Units issuable pursuant to Section 1(c)(ii) and the number of Warrant Shares issuable pursuant to the terms of the Warrants will increase in certain circumstances.  Timber further acknowledges that its obligation to issue Additional Common Units pursuant to this Agreement and the obligation of BioPharmX to issue Warrant Shares pursuant to the terms of the Warrants in accordance with this Agreement and with the Warrants are absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other members or stockholders of Timber or BioPharmX, respectively.

4.                                      REPRESENTATIONS AND WARRANTIES OF BIOPHARMX.

BioPharmX represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a)         Organization and Qualification.  Each of BioPharmX and each of its “BioPharmX Subsidiaries” (which for purposes of this Agreement means any entity in which BioPharmX, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) (the BioPharmX Subsidiaries, together with the Timber Subsidiaries, the “Subsidiaries”) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted.  Each of BioPharmX and each of the BioPharmX Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a BioPharmX Material Adverse Effect.  As used in this Agreement, “BioPharmX Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations or condition (financial or otherwise) of BioPharmX and the BioPharmX Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other BioPharmX Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of BioPharmX to perform any of its obligations under any of the BioPharmX Transaction Documents (as defined below).  BioPharmX has no BioPharmX Subsidiaries except as set forth in Schedule 4(a).  The outstanding shares of capital stock of each of the BioPharmX Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by BioPharmX or another BioPharmX Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the BioPharmX Subsidiaries are outstanding.

(b)           Authorization; Enforcement; Validity.  BioPharmX has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants, the Registration Rights Agreement, the Securities Escrow Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 6(b)), the Leak-Out Agreements and each of the other agreements entered into by BioPharmX in connection with the transactions contemplated by this Agreement (collectively, the “BioPharmX Transaction Documents” and, together with the Timber Transaction Documents, the “Transaction Documents”) and to issue the Warrants and the Warrant Shares in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and the other BioPharmX Transaction Documents by BioPharmX and the consummation by BioPharmX of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants have been duly authorized by BioPharmX’s board of directors (the “Board of Directors”) and (other than the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by BioPharmX, its Board of Directors or its stockholders (other than, as of the date hereof, stockholder consent related to items in the Form S-4 and completion of the Merger).  This Agreement and the other BioPharmX Transaction Documents have been duly executed and delivered by BioPharmX, and constitute the legal, valid and binding obligations of BioPharmX, enforceable against BioPharmX in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)                                  Issuance of Securities.  The issuance of the Warrants are duly authorized and, upon issuance in accordance with the terms of the BioPharmX Transaction Documents, following the completion of the Merger, the Warrants shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof.  As of the Closing Date, a number of shares of BioPharmX Common Stock shall have been duly authorized and reserved for issuance which equals the sum of (i) until the Reservation Date (as defined in the Warrants), such calculation shall assume that the Series A Warrants and the Series B Warrants are then exercisable in full into a number of shares of BioPharmX Common Stock equal to the sum of (x) the number of Series A Warrant Shares issued and issuable pursuant to the Series A Warrants determined in accordance with Section 2(d) of the Series A Warrants assuming a Reset Price (as defined in the Series A Warrants) equal to the Reset Floor Price (as defined in the Warrants) without giving effect to any limitation on exercise set forth therein, (y) the number of Series B Warrant Shares issued and issuable pursuant to the Series B Warrants assuming that the Maximum Eligibility Number (as defined in the Series B Warrant) is determined based on a Reset Price (as defined in the Series B Warrants) equal to the Reset Floor Price without giving effect to any limitation on exercise set forth therein, and (ii) thereafter, 100% of the maximum number of shares of BioPharmX Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding, without giving effect to any limitation on exercise included herein (the foregoing clauses (i) and (ii), as applicable, the “Required Reserve Amount”) (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof).  Upon exercise of the Warrants in accordance with the Warrants, the Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of BioPharmX Common Stock.  Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by BioPharmX of the Warrants and the Warrant Shares is exempt from registration under the 1933 Act.

(d)                                 No Conflicts.  Except as disclosed in Schedule 4(d), the execution, delivery and performance of the BioPharmX Transaction Documents by BioPharmX and the consummation by BioPharmX of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrants and reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the BioPharmX Certificate of Incorporation (as defined below) or BioPharmX Bylaws (as defined below) or other organizational documents of BioPharmX or any of the BioPharmX Subsidiaries, any capital stock of BioPharmX or any of the BioPharmX Subsidiaries or the articles of association or bylaws of BioPharmX or any of the BioPharmX Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which BioPharmX or any of the BioPharmX Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal, state laws, rules and regulations) applicable to BioPharmX or any of the BioPharmX Subsidiaries or by which any property or asset of BioPharmX or any of the BioPharmX Subsidiaries is bound or affected; except, in the case of clauses (ii) and (iii) above, as would not have or reasonably be expected to result in a BioPharmX Material Adverse Effect.

(e)                                  Consents.  Except as disclosed in Schedule 4(e), other than from Timber pursuant to the Merger Agreement and approval of the Principal Market to list additional shares on the Principal Market (in each case, as of the date hereof), BioPharmX is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the BioPharmX Transaction Documents, in each case, in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which BioPharmX is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of filings detailed above, will be made timely after the Closing Date), and BioPharmX is unaware of any facts or circumstances which might prevent BioPharmX from obtaining or effecting any of the registration, application or filings contemplated by the BioPharmX Transaction Documents.  Except as disclosed in

Schedule 4(e) or as disclosed in the SEC Documents (as defined below), BioPharmX is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the BioPharmX Common Stock in the foreseeable future.  The issuance by BioPharmX of the Warrants and Warrant Shares shall not have the effect of delisting or suspending the BioPharmX Common Stock from the Principal Market.

(f)                                   No General Solicitation.  Neither BioPharmX, nor any of the BioPharmX Subsidiaries or their affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(g)                           Application of Takeover Protections; Rights Agreement.  BioPharmX and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the BioPharmX certificate of incorporation, as amended and as in effect on the date hereof (the “BioPharmX Certificate of Incorporation”), and the BioPharmX bylaws, as amended and as in effect on the date hereof (the “BioPharmX Bylaws”) or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, BioPharmX’s issuance of the Securities and any Buyer’s ownership of the Securities.

(h)                                 Foreign Corrupt Practices. Neither BioPharmX, nor any of the BioPharmX Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of BioPharmX or any of the BioPharmX Subsidiaries has, in the course of its actions for, or on behalf of, BioPharmX or any of the BioPharmX Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i)                                     Equity Capitalization. As of the date hereof, the authorized capital stock of BioPharmX consists of (i) 450,000,000 shares of BioPharmX Common Stock, of which as of the date hereof, 18,278,219 are issued and outstanding, 1,765,392 shares are reserved for issuance pursuant to BioPharmX’s stock option plans, of which 1,206,286 shares are subject to outstanding BioPharmX options granted under the BioPharmX stock plans and warrants to purchase 2,644,708 shares of common stock are outstanding and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and are outstanding as of the date hereof.  No BioPharmX Common Stock are held in treasury.  All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable.

(j)                                    Investment Company Status.  Neither BioPharmX nor any of the BioPharmX Subsidiaries is, and upon consummation of the sale of the Securities, and for so long as any Buyer holds any Securities, will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(k)                                 Shell Company Status.  BioPharmX is not, and has not been, for a period of at least one year prior to the date hereof, an issuer identified in Rule 144(i)(1) of the 1933 Act.  BioPharmX filed current “Form 10 information” (as defined in Rule 144 (i)(3)) with the SEC at least one year prior to the date hereof reflecting its status as an entity that was no longer an issuer described in Rule 144(i)(1)(i).

(l)                                     Compliance with Anti-Money Laundering Laws. The operations of BioPharmX and the BioPharmX Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving BioPharmX or any of the BioPharmX Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of BioPharmX, threatened.

(m)                             No Conflicts with Sanctions Laws. Neither BioPharmX nor any of the BioPharmX Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of BioPharmX or any of the BioPharmX Subsidiaries or any of their affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Sanctions Laws; neither BioPharmX, nor any of BioPharmX Subsidiaries, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of BioPharmX or any of the BioPharmX Subsidiaries or their affiliates, is located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, a Sanctioned Country); BioPharmX maintains in effect and enforces policies and procedures designed to ensure compliance by BioPharmX and the BioPharmX Subsidiaries with applicable Sanctions Laws; neither BioPharmX, nor any of the BioPharmX Subsidiaries, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of BioPharmX or any of the BioPharmX Subsidiaries or their affiliates, acting in any capacity in connection with the operations of BioPharmX or the BioPharmX Subsidiaries, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws; no action of BioPharmX or any of the BioPharmX Subsidiaries in connection with (i) the execution, delivery and performance of this Agreement and the other BioPharmX Transaction Documents, (ii) the issuance and sale of the Securities, or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other BioPharmX Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other BioPharmX Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any BioPharmX Subsidiary, joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws. For the past five (5) years, BioPharmX and the BioPharmX Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws or with any Sanctioned Country.

(n)                                 Anti-Bribery.  Neither BioPharmX nor any of the BioPharmX Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed.  Neither BioPharmX, nor any of the BioPharmX Subsidiaries or any of their affiliates, nor any director, officer, agent, employee or other person associated with or acting on behalf of BioPharmX, the BioPharmX Subsidiaries or any of their affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which BioPharmX or the BioPharmX Subsidiaries does or seeks to do business or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the FCPA, the U.K. Bribery Act 2010, or the Anti-Bribery Laws, (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; BioPharmX and the BioPharmX Subsidiaries have instituted and have maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; none of BioPharmX, nor the BioPharmX Subsidiaries or any of their affiliates will directly or indirectly use the proceeds of the convertible securities or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above; there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by BioPharmX, the BioPharmX Subsidiaries or their affiliates, or any of their respective current or former directors, officers, employees, stockholders, representatives or agents, or other persons acting or purporting to act on their behalf.

5.              COVENANTS.

(a)                     Commercially Reasonable Efforts.  Each party shall use its commercially reasonable efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

(b)                     Form D and Blue Sky.  Each of Timber and BioPharmX agrees to file a Form D with respect to the Common Units and Warrants, respectively, as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  Each of Timber and BioPharmX shall, on or before the Closing Date, take such action as it shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing and the Warrant Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  Each of Timber and BioPharmX shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)                      Reporting Status.  Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all of the Warrant Shares and none of the Warrants are outstanding (the “Reporting Period”), BioPharmX shall use its commercially reasonable efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and BioPharmX shall not terminate its status as an issuer required to file reports under the 1934 Act unless the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and BioPharmX shall take all actions reasonably necessary to maintain its eligibility to register the Warrant Shares for resale by the Investors on Form S-3 or, if it is ineligible to use Form S-3, on Form S-1.

(d)         Exchange of Shares.

(i) Promptly following the issuance of the Common Units on the Closing Date the Common Units shall be exchanged for shares of BioPharmX Common Stock (the “Exchange Shares”) at the completion of the Merger on the terms described in the Merger Agreement. Such Exchange Shares shall be delivered to each Buyer by crediting to such Buyer’s or its designee’s balance account within (i) with respect to the Exchange Shares being issued in exchange of the Initial Common Units, two (2) Trading Days following the Closing Date and (ii) with respect to the Exchange Shares being issued in exchange of any Additional Common Units, on the applicable Additional Exchange Shares Delivery Date. Notwithstanding anything to the contrary contained herein, in no event will any Exchange Shares be delivered with any restrictive legends or any restrictions or limitations on resale by the Buyers, except to the extent any Buyer is then an affiliate of BioPharmX. If BioPharmX and/or the Transfer Agent requires any legal opinions with respect to the delivery of any Exchange Shares without restrictive legends or the removal of any such restrictive legends, BioPharmX agrees to cause at its expense its legal counsel to issue any such legal opinions.

(ii) So long as such Buyer has paid its Purchase Price hereunder and has complied with the requirements set forth in Section 1.7(b) of the Merger Agreement, as applicable, if BioPharmX following the completion of the Merger shall fail for any reason or for no reason to credit such Buyer’s or its designee’s balance account with DTC within two (2) Trading Days following the Closing Date (the “Merger Delivery Date”) the applicable Exchange Shares with respect to the Initial Common Units to which such Buyer is entitled hereunder (a “Merger Delivery Failure”), then, in addition to all other remedies available to such Buyer, BioPharmX shall pay in cash to such Buyer on each day after such Merger Delivery Date that BioPharmX shall fail to credit such Buyer’s or its designee’s balance account with DTC for the number of shares of BioPharmX Common Stock to which such Buyer is entitled pursuant to the exchange of the Initial Common Units for BioPharmX Common Stock pursuant to the Merger, an amount equal to 2.0% of the product of (A) the number of Exchange Shares with respect to the Initial Common Units not delivered to such Buyer on or prior to the Merger Delivery Date and to which the Buyer is entitled, and (B) any trading price of the BioPharmX Common Stock selected by the Buyer in writing as in effect at any time during the period beginning on the Merger Delivery Date and ending on the date BioPharmX makes the applicable cash payment, and if on or after such Trading Day such Buyer (or any Person in respect of, or on behalf, of such Buyer) purchases (in an open market transaction or otherwise) shares of BioPharmX Common Stock related to the applicable Merger Delivery Failure, then, in addition to all other remedies available to such Buyer, BioPharmX shall, within two (2) Trading Days after such Buyer’s request and in such Buyer’s discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of BioPharmX Common Stock so purchased (the “Merger Buy-In Price”), at which point BioPharmX’s obligation to credit such Buyer’s or its designee’s balance account with DTC for such shares of BioPharmX Common Stock shall terminate, or (ii) promptly honor its obligation to credit such Buyer’s or its designee’s balance account with DTC and pay cash to such Buyer in an amount equal to the excess (if any) of the Merger Buy-In Price over the product of (A) such number of shares of BioPharmX Common Stock, multiplied by (B) any trading price of the BioPharmX Common Stock selected by such Buyer in writing as in effect at any time during the period beginning on the Merger Delivery Date and ending on the date of such delivery and payment under this Section 5(d)(ii).  Nothing shall limit any Buyer’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to BioPharmX’s failure to timely electronically deliver shares of BioPharmX Common Stock as required pursuant to the terms hereof.

(e)                                  Use of Proceeds. Timber shall use the proceeds from the sale of the Securities for working capital and general corporate purposes, which shall not include the payment of any outstanding Indebtedness, other than the Notes issued pursuant to that certain Bridge Securities Purchase Agreement.

(f)                       Financial Information.  Starting immediately following the completion of the Merger, BioPharmX agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless the following have been widely disseminated by wire service or in one or more newspapers of general circulation, on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by BioPharmX, and (iii) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, copies of any notices and other information made available or given to the stockholders of BioPharmX generally, contemporaneously with the making available or giving thereof to the stockholders.

(g)                      Listing.  During the Reporting Period, BioPharmX shall promptly secure the listing of all of the Exchange Shares and Registrable Securities on the Principal Market and shall use its reasonable best efforts to maintain such listing of all Exchange Shares and Registrable Securities from time to time issuable under the terms of the Transaction Documents.  BioPharmX shall maintain the authorization for quotation of the BioPharmX Common Stock on the Principal Market or any other Eligible Market (as defined in the Warrants).  During the Reporting Period, neither BioPharmX nor any of the BioPharmX Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the BioPharmX Common Stock on the Principal Market.  BioPharmX shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(g).

(h)                                 Fees.  Timber shall, upon the request of the Lead Investor (a Buyer) or its designee(s), deposit with counsel for the Lead Investor up to $50,000 (in addition to any other amounts paid to any Buyer or its counsel prior to the date of this Agreement), which amount may be withheld by such Buyer from its Purchase Price at the Closing to the extent not previously deposited by Timber.  Timber shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent and the Escrow Agent.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(i)                                   Pledge of Securities.  Each of Timber and BioPharmX acknowledges and agrees that the Securities (excluding Securities held in escrow pursuant to the Securities Escrow Agreement) may be pledged by an Investor, at the Investor’s sole cost and expense, in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide BioPharmX with any notice thereof or otherwise make any delivery to BioPharmX pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.

BioPharmX hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor, at the Investor’s sole cost and expense.

(j)                                  Disclosure of Transactions and Other Material Information.  On or before the Disclosure Time (as defined below), BioPharmX shall file a Current Report on Form 8-K or Form S-4 describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of the Warrant, the Registration Rights Agreement, the Securities Escrow Agreement, and the form of Leak-Out Agreement as exhibits to such filing (including all attachments), the “8-K Filing”).  From and after the filing of the 8-K Filing, to BioPharmX’s knowledge, BioPharmX hereby acknowledges and agrees that no Buyer shall be in possession of any material, non-public information received from BioPharmX, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing.  In addition, to BioPharmX’s knowledge, effective upon the filing of the 8-K Filing, BioPharmX acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between BioPharmX, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate and be of no further force or effect. BioPharmX shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide any Buyer with any material, non-public information regarding, BioPharmX or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer.  If a Buyer has, or believes it has, received any such material, non-public information regarding BioPharmX or any of its Subsidiaries from BioPharmX, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, it may provide BioPharmX with written notice thereof.  Timber shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, non-public information.  In the event of a breach of the foregoing covenant by BioPharmX, any of its Subsidiaries, or any of their respective officers, directors, employees, affiliates and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by BioPharmX, its Subsidiaries, or any of their respective officers, directors, employees, affiliates or agents.  No Buyer shall have any liability to BioPharmX, its Subsidiaries, or any of their respective officers, directors, employees, affiliates or agents for any such disclosure.  To the extent that BioPharmX or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents delivers any material, non-public information to a Buyer without such Buyer’s consent, BioPharmX hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to BioPharmX, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to BioPharmX, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information.  Subject to the foregoing, none of BioPharmX, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that BioPharmX shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided, that in the case of clause (i) the Lead Investor shall be consulted by BioPharmX in connection with any such 8-K Filing or other public disclosure prior to its release).  Except for the Form S-4 and the Registration Statement required to be filed pursuant to the Registration Rights Agreement, without the prior written consent of any applicable Buyer, none of BioPharmX nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.  Upon receipt or delivery by BioPharmX of any notice in accordance with the terms of this Agreement or any other Transaction Document, unless BioPharmX has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to BioPharmX or the BioPharmX Subsidiaries, BioPharmX shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise.  In the event that BioPharmX believes that a notice contains material, nonpublic information relating to BioPharmX or the BioPharmX Subsidiaries, BioPharmX so shall indicate to the Buyers contemporaneously with delivery of such notice, and in the absence of any such indication, the Buyers shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to BioPharmX or the BioPharmX Subsidiaries.  As used herein, “Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the second (2nd) Trading Day following the date hereof, unless otherwise instructed in writing as to an earlier time by the Lead Investor, or (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed in writing as to an earlier time by the Lead Investor.

From and after the filing of the 8-K Filing, Timber hereby acknowledges and agrees that no Buyer shall be in possession of any material, non-public information received from Timber, BioPharmX, any of their respective Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing.  In addition, effective upon the filing of the 8-K Filing, Timber acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between Timber, BioPharmX, any of their respective Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate and be of no further force or effect. Timber shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide any Buyer with any material, non-public information regarding Timber, BioPharmX or any of their respective Subsidiaries from and after the date hereof without the express prior written consent of such Buyer.  If a Buyer has, or believes it has, received any such material, non-public information regarding Timber, BioPharmX or any of their respective Subsidiaries from Timber any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, it may provide Timber with written notice thereof.  BioPharmX shall, within two (2) Trading Days of receipt of such notice, cause BioPharmX to make public disclosure of such material, non-public information.  In the event of a breach of the foregoing covenant by Timber, BioPharmX, any of their respective Subsidiaries, or any of their respective officers, directors, employees, affiliates and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by Timber, BioPharmX, their respective Subsidiaries, or any of their respective officers, directors, employees, affiliates or agents.  No Buyer shall have any liability to Timber, BioPharmX, their respective Subsidiaries, or any of its or their respective officers, directors, employees, affiliates or agents for any such disclosure.  To the extent that Timber, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents delivers any material, non-public information to a Buyer without such Buyer’s consent, Timber hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to Timber, BioPharmX, any of their respective Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to Timber, BioPharmX, any of their respective Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information.  Subject to the foregoing, none of Timber, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that Timber shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided, that in the case of clause (i) the Lead Investor shall be consulted by Timber in connection with any such 8-K Filing or other public disclosure prior to its release).  Except for the Form S-4 and the Registration Statement required to be filed pursuant to the Registration Rights Agreement, without the prior written consent of any applicable Buyer, none of Timber, or any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.  Upon receipt or delivery by Timber of any notice in accordance with the terms of this Agreement or any other Transaction Document, unless Timber has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to Timber, BioPharmX, any of their Subsidiaries, Timber shall cause BioPharmX to contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise.  In the event that Timber believes that a notice contains material, nonpublic information relating to Timber, BioPharmX or any of their respective Subsidiaries, Timber so shall indicate to the Buyers contemporaneously with delivery of such notice, and in the absence of any such indication, the Buyers shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to Timber, BioPharmX or any of their respective Subsidiaries.

(k)                                 Corporate Existence.  So long as any Buyer beneficially owns any Securities, BioPharmX shall maintain its corporate existence and shall not be party to any Fundamental Transaction (as defined in the Warrants) unless BioPharmX is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.

(l)                                     Reservation of Shares.  Until the Reservation Date, BioPharmX shall take all action necessary to have authorized, and reserved for the purpose of issuance, no less than the number of shares of BioPharmX Common Stock equal to the Required Reserve Amount.  From and after such Reservation Date, BioPharmX shall take all action necessary to have authorized, and reserved for the purpose of issuance, no less than the number of shares of BioPharmX

Common Stock necessary to effect the exercise of all of the Warrants then outstanding, without regard to any limitation on exercise included therein. If at any time the number of shares of BioPharmX Common Stock authorized and reserved for issuance is not sufficient to meet the requirements set forth in this Section 5(l), BioPharmX will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet BioPharmX’s obligations under this Section 5(l), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of BioPharmX in favor of an increase in the authorized shares of BioPharmX Common Stock to ensure that the number of authorized shares is sufficient to meet the requirements set forth in this Section 5(l).

(m)                             Conduct of Business.  The business of Timber, BioPharmX and their respective Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, FCPA and other applicable Anti-Bribery Laws, OFAC regulations and other applicable Sanctions Laws, and Anti-Money Laundering Laws.

(i)                                     None of Timber, BioPharmX, nor any of their Subsidiaries or affiliates, directors, officers, employees, representatives or agents shall:

(a)                                 conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Blocked Person;

(b)                                 deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the applicable Sanctions Laws;

(c)                                  use any of the proceeds of the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity, including, without limitation, any Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws; or

(d)                                 violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws.

(ii)                                  Each of Timber and BioPharmX shall maintain in effect and enforce policies and procedures designed to ensure compliance by it and its Subsidiaries and their directors, officers, employees, agents representatives and affiliates with the Sanctions Laws and Anti-Bribery Laws.

(iii)                               During the Reporting Period, each of Timber and BioPharmX will promptly notify the Buyers in writing if any of it, or any of its Subsidiaries or affiliates, directors, officers, employees, representatives or agents, shall become a Blocked Person, or become directly or indirectly owned or controlled by a Blocked Person.

(iv)                              During the Reporting Period, each of Timber and BioPharmX shall provide such information and documentation as the Buyers or any of their affiliates may require to satisfy compliance with the Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws.

(v)                                 The covenants set forth above shall be ongoing during the Reporting Period.  During the Reporting Period, each of Timber and BioPharmX shall promptly notify the Buyers in writing should it become aware (a) of any changes to these covenants, or (b) if it cannot comply with the covenants set forth herein.  During the Reporting Period, each of Timber and BioPharmX shall also promptly notify the Buyers in writing should they become aware of an investigation, litigation or regulatory action relating to an alleged or potential violation of the Anti-Money Laundering Laws, Sanctions Laws, and Anti-Bribery Laws.

(n)                           Additional Issuances of Securities.

(i)                                     For purposes of this Agreement, the following definitions shall apply.

(1)                                 “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Timber Common Units or BioPharmX Common Stock.

(2)                                 “Options” means any rights, warrants or options to subscribe for or purchase Timber Common Units, BioPharmX Common Stock or Convertible Securities, including without limitation, any Warrants.

(3)                                 “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii)                                  From the date of the completion of the Merger until the date that is ninety (90) calendar days after the earlier of (x) the two (2) year anniversary of the Closing Date, and (y) the date that the Initial Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the SEC; provided, that this clause (z) shall only apply if there are no Cutback Shares (as defined in the Registration Rights Agreement) arising from the Initial Registration Statement (the “Trigger Date”), BioPharmX shall not, directly or indirectly, file any registration statement or any amendment or supplement thereto other than (A) the Form S-4 and (B) registration statements after the effective date of the Merger with respect to the issuance or resale of any Excluded Securities (as defined in the Series A Warrants) ((A) and (B), including any amendments or supplements thereto provided that the registration statements referenced in clauses (A) and (B) shall not register pursuant to any amendment or supplement thereto a greater number of shares of BioPharmX Common Stock as being contemplated on the date hereof (as such number of shares of BioPharmX Common Stock may be adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof), collectively, “Exempt Registration Statements”), or cause any registration statement other than the Exempt Registration Statements to be declared effective by the SEC, or grant any registration rights to any Person that can be exercised prior to such time as set forth above, other than pursuant to the Registration

Rights Agreement.  From the date hereof until the Trigger Date, neither Timber nor BioPharmX shall, (1) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ debt, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Timber Common Units, BioPharmX Common Stock or Common Stock Equivalents, including, without limitation, any rights, warrants or options to subscribe for or purchase Timber Common Units or BioPharmX Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Timber Common Units or BioPharmX Common Stock at a price which varies or may vary with the market price of the Timber Common Units or BioPharmX Common Stock, including by way of one or more reset(s) to any fixed price (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), (2) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or “at-the-market” offering, whereby Timber or BioPharmX may issue securities at a future determined price or (3) be party to any solicitations, negotiations or discussions with regard to the foregoing.

(iii)                          The restrictions contained in Section 5(n)(ii) shall not apply to any issuance or proposed issuance of any Excluded Securities.

(o)                               Public Information.  At any time during the period commencing from the six (6) month anniversary of the Closing Date (or the completion of the Merger, if later) and ending at such time that all of the Registrable Securities, if a registration statement is not available for the resale of all of the Registrable Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if BioPharmX shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirements under Rule 144(c) or (ii) if BioPharmX shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a “Public Information Failure”) then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), BioPharmX shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of such holder’s Securities on the day of a Public Information Failure and on every thirtieth day (prorated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of Securities from selling such Securities pursuant to Rule 144 without any restrictions or limitations.  The payments to which a holder shall be entitled pursuant to this Section 5(o) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event BioPharmX fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full.

(p)                                 Notice of Disqualification Events.  Each of Timber and BioPharmX will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Timber Covered Person or BioPharmX Covered Person, respectively, and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Timber Covered Person or BioPharmX Covered Person, respectively.

(q)                               FAST Compliance.  While any Warrants are outstanding, BioPharmX shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

(r)                                    [Reserved]

(s)           Leak-Out. BioPharmX shall not amend, modify, waive or terminate any provision of any of the Leak-Out Agreements and shall enforce the provisions of each Leak-Out Agreement in accordance with its terms.  If any officer or director that is a party to a Leak-Out Agreement breaches any provision of a Leak-Out Agreement, BioPharmX shall promptly use its commercially reasonable efforts to seek specific performance of the terms of such Leak-Out Agreement.

(t)                                    Variable Securities. Until the date that is three (3) years following the Closing Date, Timber, BioPharmX, each Timber Subsidiary and each BioPharmX Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction.  “Variable Rate Transaction” means a transaction in which Timber, BioPharmX, any Timber Subsidiary or any BioPharmX Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Timber Common Units or BioPharmX Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of Timber or BioPharmX or the market for the Timber Common Units or BioPharmX Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby Timber, BioPharmX, any Timber Subsidiary or any BioPharmX Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).  Each Buyer shall be entitled to obtain injunctive relief against Timber, BioPharmX, the Timber Subsidiaries and the BioPharmX Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages for an actual breach of this Section 5(s).

(u)                                 BioPharmX Closing Representations and Warranties.  Effective as of the time of completion of the Merger, BioPharmX covenants and agrees to make the representations and warranties set forth on Annex I attached hereto to each of the Buyers.

(v)                                 Merger Agreement.  Timber shall amend or waive any of the terms of the Merger Agreement without the prior written consent of the Required Holders (as defined in Section 10(e)).

(w)                               Options and Convertible Securities.  Notwithstanding anything to the contrary contained in any Transaction Documents, neither Timber nor BioPharmX shall amend any Options or Convertible Securities after their respective issuance (whether such Options or Convertible Securities were issued on or prior to the date hereof or will be issued at any time after the date hereof, including, without limitation, pursuant to this Agreement), unless each holder of Series A Warrants as of the applicable date of determination consents to such amendment in writing prior to the effective date of such amendment.

(x)                               Timber shall terminate that certain Management Services Agreement, dated as of January 1, 2020, by and between Timber and TardiMed Sciences LLC effective as of the Closing Date, and shall hire any persons currently performing services thereunder for the benefit of Timber as employees of BioPharmX post-closing on terms and conditions which shall be approved by the Compensation Committee of the Board of Directors and ratified by a majority of the independent members of the Board of Directors.

(y)                               Closing Documents.  On or prior to fourteen (14) calendar days after the Closing Date, Timber agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP a complete closing set (which may be solely in electronic format) of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 8 hereof or otherwise.

6.                                      REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)         Register.  BioPharmX shall maintain at its principal executive offices (or such other office or agency of BioPharmX as it may designate by notice to each holder of Securities), a register for the Warrants in which BioPharmX shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee) and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person.  BioPharmX shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)         Transfer Agent Instructions.  Following the completion of the Merger, BioPharmX shall issue irrevocable instructions to its Transfer Agent, and any subsequent transfer agent, in the form attached hereto as Exhibit E, (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Exchange Shares issued in exchange of the Additional Common Units and the Warrant Shares upon delivery of a Capacity Notice or upon exercise of the Warrant, as applicable, in such amounts as specified from time to time by each Buyer to BioPharmX upon delivery of a Capacity Notice or upon exercise of the Warrants, as applicable.  BioPharmX warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by BioPharmX to its Transfer Agent, and that the Securities shall otherwise be freely transferable on the books and records of BioPharmX as and to the extent provided in this Agreement and the other Transaction Documents.  If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), BioPharmX shall permit the transfer and shall promptly instruct its Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the Transfer Agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.  BioPharmX acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer.  Accordingly, BioPharmX acknowledges that the remedy at law for a breach of its obligations under this Section 6(b) will be inadequate and agrees, in the event of a breach or threatened breach by BioPharmX of the provisions of this Section 6(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.                                      CONDITIONS TO TIMBER’S OBLIGATION TO SELL AND BIOPHARMX’S OBLIGATION TO ISSUE.

The obligation of Timber hereunder to issue and sell the Common Units at the Closing and the obligation of BioPharmX hereunder to issue the Warrants at the Warrant Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each of Timber’s and BioPharmX’s sole benefit and may be waived by Timber and/or BioPharmX at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)                                      Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to Timber.

(ii)                                   Such Buyer shall have delivered to Timber the Purchase Price (less, in the case of the Lead Investor, the amounts withheld pursuant to Section 5(h) and less, in the case of any electing Buyer as described in Section 1(e), any Outstanding Amount pursuant to such Buyer’s, or such Buyer’s affiliate’s, Note surrendered to Timber pursuant to Section 1(e)) for the Common Units and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by Timber.

(iii)                                The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv)                              All conditions precedent to the closing of the Merger shall have been satisfied or waived.

8.                                      CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Common Units and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing Timber with prior written notice thereof:

(i)                                                        Timber shall have duly executed and delivered to such Buyer (A) each of the Timber Transaction Documents and (B) the Common Units (allocated in such amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii)                                                     BioPharmX shall have duly executed and delivered to such Buyer each of the BioPharmX Transaction Documents.

(iii)                                                  Such Buyer shall have received the opinion of Lowenstein Sandler LLP, dated as of the Closing Date, in the form attached hereto as Exhibit F-1.

(iv)                                                 Such Buyer shall have received the opinion of Akerman LLP dated as of the Closing Date, in the form attached hereto as Exhibit F-2.

(v)                                                    BioPharmX shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions in escrow to be released upon the effectiveness of the Merger, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.

(vi)                                                 Each of Timber and BioPharmX shall have delivered to such Buyer a certificate evidencing the formation and good standing of Timber and BioPharmX in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) calendar days prior to the Closing Date.

(vii)                                              Each of Timber and BioPharmX shall have delivered to such Buyer a certificate evidencing its qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of the jurisdiction in which it has its headquarters, as of a date within ten (10) calendar days prior to the Closing Date.

(viii)                                           Each of Timber and BioPharmX shall have delivered to such Buyer a certified copy of the Timber Certificate of Formation and the BioPharmX Certificate of Incorporation, respectively, as certified by the Secretary of State (or comparable office) of its jurisdiction of formation within ten (10) calendar days prior to the Closing Date.

(ix)                                                 Each of Timber and BioPharmX shall have delivered to such Buyer a certificate, executed by its Secretary and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) or Section 4(b), respectively, as adopted by its Board of Managers and Board of Directors, respectively, in a form reasonably acceptable to such Buyer, (ii) the Timber Certificate of Formation or the BioPharmX Certificate of Incorporation, respectively, and (iii) the Timber LLCA and BioPharmX Bylaws, respectively, each as in effect at the Closing, in the form attached hereto as Exhibit G.

(x)                                                    The representations and warranties of each of Timber and BioPharmX shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and each of Timber and BioPharmX shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing Date.  Such Buyer shall have received certificates, executed by the Chief Executive Officer of each of Timber and BioPharmX, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit H.

(xi)                                                 BioPharmX shall have delivered to such Buyer a letter from its Transfer Agent certifying the number of shares of BioPharmX Common Stock outstanding as of a date within five (5) calendar days of the Closing Date.

(xii)                                              The proposed Merger between Timber and BioPharmX shall have been consummated or shall occur immediately following the Closing and the BioPharmX Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements or initial listing requirements of the Principal Market.

(xiii)                                           Each of Timber and BioPharmX shall have obtained all member, stockholder, governmental, regulatory or other third party consents and approvals, including, without limitation, approval of the Principal Market, necessary for the completion of the Merger and the sale of the Securities, including, without limitation, in the case of BioPharmX, any and all stockholder approval required by the Principal Market with respect to the issuances of the Warrants and the Warrant Shares in full upon exercise of the Warrants without giving effect to any limitation on the exercise of the Warrants set forth therein.

(xiv)                                          All conditions precedent to the closing of the Merger contained in the Merger Agreement shall have been satisfied or waived.

(xv)                                             The Form S-4 shall have become effective in accordance with the provisions of the 1933 Act, and shall not be subject to any stop order or proceeding (or threatened proceeding by the SEC) seeking a stop order with respect to the Form S-4 that has not been withdrawn.

(xvi)                                          The Securities Escrow Agreement shall have been executed and delivered to such Buyer by the other parties thereto.

(xvii)                                       Timber shall have issued the Additional Common Units in escrow in the name of the Escrow Agent in accordance with the terms of the Securities Escrow Agreement.

(xviii)                                   Such Buyer shall have received Timber’s wire instructions on Timber’s letterhead duly executed by an authorized executive officer of Timber.

(xix)                                          Each Buyer shall have delivered to Timber a leak-out agreement, in the form attached hereto as Exhibit I (collectively, the “Leak-Out Agreements”), executed by each Buyer.

(xx)                                             The Corporate Tax Election shall remain in full force and effect.

(xxi)                                          Each of Timber and BioPharmX shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

9.                                      TERMINATION.  In the event that the Closing shall not have occurred with respect to a Buyer on or before June 15, 2020 due to Timber’s, BioPharmX’s or such Buyer’s failure to satisfy the conditions set forth in Sections 7 and 8 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the Buyer, if such Buyer is the nonbreaching party, or Timber, if Timber is the nonbreaching party, shall have the option to terminate this Agreement with respect to such Buyer, if such Buyer is the breaching party, or with respect to Timber and BioPharmX, if Timber or BioPharmX are the breaching party, at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9, Timber shall remain obligated to reimburse the Lead Investor or its designee(s), as applicable, for the expenses described in Section 5(h) above.

10.                               MISCELLANEOUS.

(a)                                 Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. In addition to, but not in limitation of, any other rights of a Buyer hereunder, if (a) this Agreement is placed in the hands of an attorney for collection of any indemnification or other obligation hereunder then outstanding or enforcement or any such obligation is collected or enforced through any legal proceeding or a Buyer otherwise takes action to collect amounts due under this Agreement or to enforce the provisions of this Agreement or (b) there occurs any bankruptcy, reorganization, receivership of Timber or BioPharmX or other proceedings affecting Timber’s or BioPharmX’s creditors’ rights and involving a claim under this Agreement, then Timber or BioPharmX, as applicable, shall pay the costs incurred by such Buyer for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

(b)                                 Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c)                                  Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)                               Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)                                  Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between Timber, BioPharmX, their affiliates and Persons acting on their behalf, on the one hand, and the Buyers, their affiliates and Persons acting on their behalf, on the other hand, with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of Timber, BioPharmX nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by Timber, BioPharmX and the Required Holders, and any amendment to this Agreement made in conformity with the provisions of this Section 10(e) shall be binding on all Buyers and holders of Securities, Timber and BioPharmX.  No provisions hereto may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of the applicable Securities then outstanding.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Common Units or holders of the Warrants, as the case may be.  Neither Timber nor BioPharmX has, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, each of Timber and BioPharmX confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to Timber or BioPharmX or otherwise. As used herein, “Required Holders” means (I) prior to the Closing Date, the Buyers entitled to purchase at the Closing a majority of the aggregate amount of Securities issued and issuable hereunder and under the Warrants (without regard to any restriction or limitation on the exercise of the Warrants or the delivery of the Exchange Shares issued in exchange of Additional Common Units contained therein or herein) and shall include the Lead Investor and (II) on or after the Closing Date, holders of at least a majority of the aggregate amount of Securities issued and issuable hereunder and under the Warrants (without regard to any restriction or limitation on the exercise of the Warrants or the delivery of the Exchange Shares issued in exchange of Additional Common Units contained therein or herein) as of the applicable time of determination and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates holds any Securities.

(f)                                 Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iv) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to Timber:

Timber Pharmaceuticals LLC

50 Tice Blvd, Suite A26

Woodcliff Lake, NJ 07677

Telephone:                                   (973) 314-9570

Attention:                                         John Koconis, Chief Executive Officer

E-mail:                                                        jkoconis@timberpharma.com

With a copy (for informational purposes only) to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Telephone:                                   (212) 262-6700

Facsimile:                                         (973) 597-2477

Attention:                                         Steven M. Skolnick, Esq.

E-mail:        sskolnick@lowenstein.com

If to BioPharmX:

BioPharmX Corporation

900 E. Hamilton Ave., Suite 100

Campbell, CA 95008

Facsimile:                                         (305) 349-4833

Attention:                                        Chief Executive Officer

E-mail:                                                        sbosacki@biopharmx.com

With a copy (for informational purposes only) to:

Akerman LLP

350 East Las Olas Blvd.

Suite 1600

Fort Lauderdale, FL 33131

Telephone:                                   954-468-2455

Facsimile:                                         (305) 349-4833

Attention:                                        Philip B. Schwartz, Esq.

E-mail:        philip.schwartz@akerman.com

If to the Escrow Agent:

The Bank of New York Mellon
Corporate Trust Administration
240 Greenwich Street
New York, NY 10286
Attention: Escrow Unit

If to the Transfer Agent:

Computershare Trust Company, N.A.

520 Pike Street, Suite 1305

Seattle, WA 98101

Telephone:                                   (206) 674-3050

Facsimile:                                         (206) 674-3059

Attention:                                        Lisa Porter

E-mail:                                                        lisa.porter@computershare.com

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

With a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY  10022
Telephone:                                   (212) 756-2000
Facsimile:                                         (212) 593-5955
Attention:                                        Eleazer N. Klein, Esq.
E-mail:                                                        eleazer.klein@srz.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) calendar days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)                                  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Units or the Warrants.  Neither Timber nor BioPharmX shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless BioPharmX is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants and other than the Merger in accordance with the terms and conditions of the Merger Agreement).  A Buyer may assign some or all of its rights hereunder without the consent of Timber or BioPharmX, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)                                 Third Party Beneficiaries.  The Placement Agent shall be a third party beneficiary of the representations and warranties of the Buyers in Section 2, the representations and warranties of Timber in Section 3 and the representations and warranties of BioPharmX in Section 4.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of Timber and BioPharmX with respect to Section 10(k) and as otherwise set forth in this Section 10(h).

(i)                                     Survival.  Unless this Agreement is terminated under Section 9, the representations and warranties of Timber, BioPharmX and the Buyers contained in Sections 2, 3 and 4, and the agreements and covenants set forth in Sections 5, 6 and 10 shall survive the Closing.  Each Buyer, and each of Timber and BioPharmX, shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)                                    Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)                                 Indemnification.  (i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of Timber’s other obligations under the Transaction Documents, Timber shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by Timber in the Transaction Documents or any other certificate, instrument or document of Timber contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of Timber contained in the Transaction Documents or any other certificate, instrument or document of Timber contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of Timber or BioPharmX) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 5(j), or (iv) the status of such Buyer or holder of the Securities as an investor in Timber pursuant to the transactions contemplated by the Transaction Documents.  To the extent that the foregoing undertaking by Timber may be unenforceable for any reason, Timber shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(k)(i) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(ii) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of BioPharmX’s other obligations under the Transaction Documents, BioPharmX (starting immediately after the completion of the Merger) shall defend, protect, indemnify and hold harmless the Indemnitees from and against any and all Indemnified Liabilities incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by BioPharmX in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of BioPharmX contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of Timber or BioPharmX) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 5(j), or (iv) the status of such Buyer or holder of the Securities as an investor in BioPharmX pursuant to the transactions contemplated by the Transaction Documents.  To the extent that the foregoing undertaking by BioPharmX may be unenforceable for any reason, BioPharmX shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(k)(ii) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l)               No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)       Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, each of Timber and BioPharmX recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  Each of Timber and BioPharmX therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)           Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and either Timber or BioPharmX does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to Timber or BioPharmX, as applicable, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)           Payment Set Aside.  To the extent that Timber or BioPharmX makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Timber or BioPharmX, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)           Independent Nature of Buyers’ Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and each of Timber and BioPharmX acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and neither Timber nor BioPharmX shall assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and each of Timber and BioPharmX acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each of Timber and BioPharmX acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Buyer, Timber and BioPharmX have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

TIMBER PHARMACEUTICALS LLC

By:	/s/ John Koconis
	Name:	John Koconis
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, each Buyer, Timber and BioPharmX have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BIOPHARMX CORPORATION

By:	/s/ Steven M. Bosacki
	Name:	Steven M. Bosacki
	Title:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Address, Facsimile Number and E-mail	Number of Initial Common Units	Number of Additional Common Units	Purchase Price	Legal Representative’s Address, Facsimile Number and E-mail

EXHIBITS

Exhibit A	Form of Securities Escrow Agreement
Exhibit B-1	Form of Series A Warrants
Exhibit B-2	Form of Series B Warrants
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Capacity Notice
Exhibit E	Form of Irrevocable Transfer Agent Instructions
Exhibit F-1	Form of Opinion of Lowenstein Sandler LLP
Exhibit F-2	Form of Opinion of Akerman LLP
Exhibit G	Form of Secretary’s Certificate
Exhibit H	Form of Officer’s Certificate
Exhibit I	Form of Leak-Out Agreement

SCHEDULES

Timber Disclosure Schedules

Schedule 3(a)	Timber Subsidiaries
Schedule 3(d)	No Conflicts
Schedule 3(e)	Consents
Schedule 3(k)	Absence of Certain Changes
Schedule 3(m)	Conduct of Business; Regulatory Permits
Schedule 3(p)	Transactions with Affiliates
Schedule 3(q)	Equity Capitalization
Schedule 3(r)	Indebtedness and Other Contracts
Schedule 3(s)	Absence of Litigation
Schedule 3(w)	Intellectual Property Rights
Schedule 3(aa)	Internal Accounting
Schedule 3(ff)	FDA

BioPharmX Disclosure Schedules

Schedule 4(a)	BioPharmX Subsidiaries
Schedule 4(d)	No Conflicts
Schedule 4(e)	Consents
Schedule A1(d)	SEC Documents; Financial Statements
Schedule A1(g)	Sarbanes-Oxley Act; Internal Accounting Controls
Schedule A1(h)	Transactions with Affiliates and Employees
Schedule A1(i)	Equity Capitalization
Schedule A1(k)	Absence of Litigation
Schedule A1(o)	Intellectual Property Rights
Schedule A1(r)	Registration Rights
Schedule A1(s)	Solvency
Schedule A1(v)	FDA

ANNEX I

BioPharmX represents and warrants to each of the Buyers that, as of the Closing Date:

(a)         Acknowledgment Regarding Buyer’s Purchase of Securities.  BioPharmX acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the BioPharmX Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of BioPharmX or any of the BioPharmX Subsidiaries, (ii) an “affiliate” of BioPharmX or any of the BioPharmX Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of BioPharmX, a “beneficial owner” of more than 10% of the BioPharmX Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act).  BioPharmX further acknowledges that no Buyer is acting as a financial advisor or fiduciary of BioPharmX or any of the BioPharmX Subsidiaries (or in any similar capacity) with respect to the BioPharmX Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the BioPharmX Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities.  BioPharmX further represents to each Buyer that BioPharmX’s decision to enter into the BioPharmX Transaction Documents has been based solely on the independent evaluation by BioPharmX and its representatives.

(b)       No Integrated Offering.  None of BioPharmX, the BioPharmX Subsidiaries their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of BioPharmX for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of BioPharmX are listed or designated for quotation. None of BioPharmX, the BioPharmX Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(c)          Application of Takeover Protections; Rights Agreement.  BioPharmX and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of BioPharmX Common Stock or a change in control of BioPharmX or any of the BioPharmX Subsidiaries.

(d)                                 SEC Documents; Financial Statements.  Except as disclosed in Schedule A1(d), during the two (2) years prior to the date hereof, BioPharmX has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). BioPharmX has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act applicable to BioPharmX and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of the dates of the filing of the Form S-4, including any amendments thereto, the Form S-4, other than the sections of the Form S-4 titled “Risk Factors — Risks Related to Timber’s Business, Financial Position and Capital Requirements,” “Timber Business,” “Timber Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Related Party Transactions of Directors and Executive Officers of Timber” and “Principal Securityholders of Timber,” at the time the Form S-4 or such amendment thereto was filed with the SEC, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of BioPharmX included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. As of each filing date of the Form S-4 or any amendment thereto, the financial statements of BioPharmX included in the Form S-4 complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of BioPharmX and the BioPharmX Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).  No other information provided by or on behalf of BioPharmX to any of the Buyers which is not included in the SEC Documents (including, without limitation, information referred to in Section 2(d) of this Agreement or in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(e)          No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to BioPharmX, the BioPharmX Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by BioPharmX under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by BioPharmX of its BioPharmX Common Stock and which has not been publicly announced.

(f)           Regulatory Permits.  BioPharmX and each of the BioPharmX Subsidiaries possess all certificates, authorizations and permits issued by the appropriate foreign, federal or state regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a BioPharmX Material Adverse Effect, and neither BioPharmX nor any such BioPharmX Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(g)          Sarbanes-Oxley Act; Internal Accounting Controls.  BioPharmX is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date of completion of the Merger, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date of completion of the Merger. BioPharmX and each of the BioPharmX Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied during the periods involved and applicable law, and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  BioPharmX maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by BioPharmX in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by BioPharmX in the reports that it files or submits under the 1934 Act is accumulated and communicated to BioPharmX’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Except as set forth in Schedule A1(g), during the twelve months prior to the date hereof neither BioPharmX nor any of the BioPharmX Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of BioPharmX or any of the BioPharmX Subsidiaries.

(h)         Transactions With Affiliates and Employees. Except as set forth in Schedule A1(h), none of the officers, directors or employees of BioPharmX or any of the BioPharmX Subsidiaries is presently a party to any transaction with BioPharmX or any of the BioPharmX Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of BioPharmX or any of the BioPharmX Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee or partner.

(i)             Equity Capitalization. As of the date of completion of the Merger, the authorized capital stock of BioPharmX consists of (i) 450,000,000 shares of BioPharmX Common Stock, of which as of the date of completion of the Merger, [•] are issued and outstanding, [•] shares are reserved for issuance pursuant to BioPharmX’s stock option and purchase plans, of which [•] shares are subject to outstanding BioPharmX options granted under the BioPharmX stock plans and [•] shares are subject to outstanding BioPharmX restricted stock units, and [•] shares are reserved for issuance pursuant to securities (other than the aforementioned options and

Warrants) exercisable or exchangeable for, or convertible into, BioPharmX Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which [no] shares are issued and are outstanding as of the date of completion of the Merger.  No BioPharmX Common Stock are held in treasury.  All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  [•] shares of BioPharmX’s issued and outstanding BioPharmX Common Stock on the date of completion of the Merger are as of the date of completion of the Merger owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act) of BioPharmX or any of the BioPharmX Subsidiaries.  (i) Except as disclosed in Schedule A1(i)(i), hereto, none of BioPharmX’s or any BioPharmX Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by BioPharmX or any BioPharmX Subsidiary; (ii) except as disclosed in Schedule A1(i)(ii), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of BioPharmX or any of the BioPharmX Subsidiaries, or contracts, commitments, understandings or arrangements by which BioPharmX or any of the BioPharmX Subsidiaries is or may become bound to issue additional capital stock of BioPharmX or any of the BioPharmX Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of BioPharmX or any of the BioPharmX Subsidiaries; (iii) except as disclosed in Schedule A1(i)(iii), there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of BioPharmX or any of the BioPharmX Subsidiaries or by which BioPharmX or any of the BioPharmX Subsidiaries is or may become bound; (iv) except as disclosed in Schedule A1(i)(iv), there are no financing statements securing obligations in any amounts filed in connection with BioPharmX or any of the BioPharmX Subsidiaries; (v), except as disclosed in Schedule A1(i)(v), there are no agreements or arrangements (other than pursuant to the Registration Rights Agreement) under which BioPharmX or any of the BioPharmX Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) except as disclosed in Schedule A1(i)(vi), there are no outstanding securities or instruments of BioPharmX or any of the BioPharmX Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which BioPharmX or any of the BioPharmX Subsidiaries is or may become bound to redeem a security of BioPharmX or any of the BioPharmX Subsidiaries; (vii) except as disclosed in Schedule A1(i)(vii), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) except as disclosed in Schedule A1(i)(viii), neither BioPharmX nor any BioPharmX Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither BioPharmX nor any of the BioPharmX Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of BioPharmX’s or the BioPharmX Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a BioPharmX Material Adverse Effect.  True, correct and complete copies of the BioPharmX Certificate of Incorporation and BioPharmX Bylaws, and the terms of all securities convertible into, or exercisable or exchangeable for, BioPharmX Common Stock and the material rights of the holders thereof in respect thereto have heretofore been filed as part of the SEC Documents.

(j)            Compliance. Neither BioPharmX nor any BioPharmX Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by BioPharmX or any BioPharmX Subsidiary under), nor has BioPharmX or any BioPharmX Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a BioPharmX Material Adverse Effect.

(k)         Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of BioPharmX, threatened against or affecting BioPharmX or any of the BioPharmX Subsidiaries, the BioPharmX Common Stock or any of the BioPharmX Subsidiary’s capital stock or any of BioPharmX’s or any of the BioPharmX Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule A1(k).  The matters set forth in Schedule A1(k) would not reasonably be expected to have a BioPharmX Material Adverse Effect.

(l)             Insurance. BioPharmX and any of the BioPharmX Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of BioPharmX believes to be prudent and customary in the businesses in which BioPharmX and the BioPharmX Subsidiaries are engaged.  Neither BioPharmX nor any such BioPharmX Subsidiary has been refused any insurance coverage sought or applied for and neither BioPharmX nor any such BioPharmX Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a BioPharmX Material Adverse Effect.

(m)     Employee Relations. Neither BioPharmX nor any of the BioPharmX Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  BioPharmX and the BioPharmX Subsidiaries believe that their relations with their respective employees are good.  No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of BioPharmX or any of the BioPharmX Subsidiaries has notified BioPharmX or any such BioPharmX Subsidiary that such officer intends to leave BioPharmX or any such BioPharmX Subsidiary or otherwise terminate such officer’s employment with BioPharmX or any such BioPharmX Subsidiary.  No executive officer or other key employee of BioPharmX or any of the BioPharmX Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject BioPharmX or any of the BioPharmX Subsidiaries to any liability with respect to any of the foregoing matters.  BioPharmX and the BioPharmX Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a BioPharmX Material Adverse Effect.

(n)         Title. BioPharmX and the BioPharmX Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of BioPharmX and the BioPharmX Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by BioPharmX and any of the BioPharmX Subsidiaries.  Any real property and facilities held under lease by BioPharmX or any of the BioPharmX Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by BioPharmX or any of the BioPharmX Subsidiaries.

(o)         Intellectual Property Rights. BioPharmX and the BioPharmX Subsidiaries own or possess adequate Intellectual Property Rights necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted.  Each of patents owned by BioPharmX or any of the BioPharmX Subsidiaries is listed on Schedule A1(o)(i).  Except as set forth in Schedule A1(o)(ii), none of the BioPharmX’s or any of the BioPharmX Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement.  BioPharmX has no knowledge of any infringement by BioPharmX or any of the BioPharmX Subsidiaries of Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of BioPharmX or the BioPharmX Subsidiaries, being threatened, against BioPharmX or any of the BioPharmX Subsidiaries regarding their Intellectual Property Rights.  Neither BioPharmX nor any of the BioPharmX Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  BioPharmX and the BioPharmX Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(p)         Environmental Laws.  BioPharmX and the BioPharmX Subsidiaries (i) are in compliance with all Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (ii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a BioPharmX Material Adverse Effect.

(q)         Tax Status. BioPharmX and each of the BioPharmX Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the BioPharmX and the BioPharmX Subsidiaries know of no basis for any such claim.

(r)            Registration Rights. Except as set forth on Schedule A1(r), other than each of the Buyers, no Person has any right to cause BioPharmX or any BioPharmX Subsidiary to effect the registration under the 1933 Act of any securities of BioPharmX or any BioPharmX Subsidiary.

(s)           Solvency. Based on the consolidated financial condition of BioPharmX as of the Closing Date, after giving effect to the receipt by Timber of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of BioPharmX’s assets exceeds the amount that will be required to be paid on or in respect of BioPharmX’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) BioPharmX’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by BioPharmX, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of BioPharmX, together with the proceeds BioPharmX would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. BioPharmX does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). BioPharmX has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule A1(s) sets forth as of the date of completion of the Merger all outstanding secured and unsecured Indebtedness of BioPharmX or any BioPharmX Subsidiary, or for which BioPharmX or any BioPharmX Subsidiary has commitments.  For the purposes of this Section 4, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade account payables and accrued expenses incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in BioPharmX’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither BioPharmX nor any BioPharmX Subsidiary is in default with respect to any Indebtedness.

(t)            Acknowledgment Regarding Buyer’s Trading Activity. BioPharmX acknowledges and agrees that, except as set forth in the Leak-Out Agreements, (i) none of the Buyers has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of BioPharmX, or “derivative” securities based on securities issued by BioPharmX or to hold the Securities for any specified term; (ii) any Buyer, and counter-parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the BioPharmX Common Stock and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  BioPharmX further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in BioPharmX both at and after the time the hedging and/or trading activities are being conducted.  BioPharmX acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any of the documents executed in connection herewith.

(u)         Manipulation of Price.  BioPharmX has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of BioPharmX to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of BioPharmX.

(v)         FDA. As to each Pharmaceutical Product subject to the jurisdiction of the FDA under the FDCA that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by BioPharmX or any of its BioPharmX, such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by BioPharmX in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a BioPharmX Material Adverse Effect. There is no pending, completed or, to BioPharmX’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against BioPharmX or any of its BioPharmX Subsidiaries, and none of BioPharmX or any of its BioPharmX Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by BioPharmX or any of its BioPharmX Subsidiaries, (iv) enjoins production at any facility of BioPharmX or any of its BioPharmX Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with BioPharmX or any of its BioPharmX Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by BioPharmX or any of its BioPharmX Subsidiaries, and which, either individually or in the aggregate, would have a BioPharmX Material Adverse Effect. The properties, business and operations of BioPharmX have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  Except as set forth on Schedule A1(v) or as disclosed in the SEC

Documents, BioPharmX has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by BioPharmX nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by BioPharmX.

(w)       U.S. Real Property Holding Corporation.  Neither BioPharmX nor any of the BioPharmX Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and BioPharmX and each BioPharmX Subsidiary shall so certify upon any Buyer’s request.

(x)                                 Eligibility for Registration.  BioPharmX is eligible to register the Warrant Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

(y)                                 Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by BioPharmX, and all laws imposing such taxes will be or will have been complied with.

(z)          Bank Holding Company Act. Neither BioPharmX nor any of the BioPharmX Subsidiaries or affiliates is subject to BHCA and to regulation by the Board of Governors of the Federal Reserve.  Neither BioPharmX nor any of the BioPharmX Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither BioPharmX nor any of the BioPharmX Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(aa)                          No Additional Agreements.  Neither BioPharmX nor any of the BioPharmX Subsidiaries have any agreement or understanding with any Buyer with respect to the transactions contemplated by the BioPharmX Transaction Documents other than as specified in the BioPharmX Transaction Documents.

(bb)                          Disclosure. Except for discussions specifically regarding the offer and sale of the Securities, BioPharmX confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning Timber, the Timber Subsidiaries, BioPharmX or any of the BioPharmX Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other BioPharmX Transaction Documents.  BioPharmX understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of BioPharmX.  All disclosure provided to the Buyers regarding BioPharmX and the BioPharmX Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of BioPharmX or any of the BioPharmX Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  All of the written information furnished after the date of completion of the Merger by or on behalf of BioPharmX or any of the BioPharmX Subsidiaries to you pursuant to or in connection with this Agreement and the other BioPharmX Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.  Each press release issued by BioPharmX or any of the BioPharmX Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to BioPharmX or any of the BioPharmX Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date of completion of the Merger or announcement by BioPharmX but which has not been so publicly disclosed.  BioPharmX acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(cc)                            Stock Option Plans. Each stock option granted by BioPharmX was granted (i) in accordance with the terms of the applicable BioPharmX stock option plan and (ii) with an exercise price at least equal to the fair market value of the BioPharmX Common Stock on the date such stock option would be considered granted under GAAP, consistently applied during the periods involved and applicable law.  No stock option granted under BioPharmX’s stock option plan has been backdated.  BioPharmX has not knowingly granted, and there is no and has been no BioPharmX policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding BioPharmX or the BioPharmX Subsidiaries or their financial results or prospects.

(dd)                          No Disqualification Events.  With respect to Regulation D Securities to be offered and sold hereunder, none of BioPharmX, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of BioPharmX participating in the offering hereunder, any beneficial owner of 20% or more of BioPharmX’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with BioPharmX in any capacity at the time of sale (each, an “BioPharmX Covered Person” and, together, “BioPharmX Covered Persons”) is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).  BioPharmX has exercised reasonable care to determine whether any BioPharmX Covered Person is subject to a Disqualification Event.  BioPharmX has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(ee)                            Other Covered Persons.  BioPharmX is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.